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                                                                   Exhibit 10.11

           REAL PROPERTY PURCHASE AGREEMENT

           MALL 205
           PLAZA 205
           PORTLAND, OREGON

           SELLER:

           PORTLAND PLAZA 205, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY PLAZA PARCEL, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY
           MALL 205, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY
           S.E. 96TH AVE., L.L.C., A DELAWARE LIMITED LIABILITY COMPANY
           S.E. WASHINGTON ST., L.L.C., A DELAWARE LIMITED LIABILITY COMPANY PM 205 PARCEL, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY


           BUYER:

           INLAND REAL ESTATE ACQUISITIONS, INC.,

           AN ILLINOIS CORPORATION

           DECEMBER 3, 2003

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                        REAL PROPERTY PURCHASE AGREEMENT
                                    MALL 205
                                    PLAZA 205
                                PORTLAND, OREGON

     THIS REAL PROPERTY PURCHASE AGREEMENT (this "AGREEMENT") is made as of December 3, 2003 (the "EFFECTIVE DATE"), by and between PORTLAND PLAZA 205, L.L.C., a Delaware limited liability company ("PLAZA 205"), PLAZA PARCEL, L.L.C., a Delaware limited liability company ("PLAZA PARCEL"), MALL 205, L.L.C., a Delaware limited liability company ("MALL 205"), S.E. 96th AVE., L.L.C., a Delaware limited liability company ("96TH"), S.E. WASHINGTON ST., L.L.C., a Delaware limited liability company ("WASHINGTON"), and PM 205 PARCEL, L.L.C., a Delaware limited liability company ("PM 205"), and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation ("BUYER").

                                 R E C I T A L S

     The property which is the subject of this Agreement consists of an approximately 307,218 square foot shopping center located at 9900 S.E. Washington Street, Portland, Oregon, owned by Mall 205, 96th, Washington and PM 205 and commonly known as "Mall 205," and an approximately 173,530 square foot shopping center located at 10302-10542 S.E. Washington Street, Portland, Oregon, owned by Plaza 205 and Plaza Parcel and commonly known as "Plaza 205."

     Plaza 205, Plaza Parcel, Mall 205, 96th, Washington and PM 205 (collectively referred to as "SELLER") are willing to sell, and Buyer is willing to purchase, all of Seller's right, title and interest in and to the Property (as defined below), on the terms and conditions documented in this Agreement.

     NOW, THEREFORE, in consideration of the respective promises contained in this Agreement, Buyer and Seller agree as follows:

     1. PURCHASE AND SALE. Subject to the terms and conditions of this Agreement, Seller will sell to Buyer, and Buyer will purchase from Seller, all of Seller's right, title and interest in and to the following (collectively, the "PROPERTY"): (A) (1) that certain land (the "MALL 205 LAND") located at 9900 S.E. Washington Street, Portland, Oregon, as more particularly described in EXHIBIT A-1 attached hereto, and (2) that certain land (the "PLAZA 205 LAND") located at 10302-10542 S.E. Washington Street, Portland, Oregon as more particularly described in EXHIBIT A-2 attached hereto (the Mall 205 Land and the Plaza 205 Land are collectively referred to as the "LAND"); (B) all improvements, structures and fixtures located upon the Mall 205 Land (the "MALL 205 IMPROVEMENTS") and all improvements, structures and fixtures located upon the Plaza 205 Land (the "PLAZA 205 IMPROVEMENTS") (the Mall 205 Improvements and the Plaza 205 Improvements are collectively referred to as the "IMPROVEMENTS");
(C) all tangible personal property located on and used solely in connection with all or any portion of the Mall 205 Land and the Mall 205 Improvements are described in EXHIBIT B-1 attached hereto (the "MALL 205 PERSONAL PROPERTY"), and all tangible personal property located

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on and used solely in connection with all or any portion of the Plaza 205 Land and the Plaza 205 Improvements are described in EXHIBIT B-2 attached hereto (the "PLAZA 205 PERSONAL PROPERTY") (the Mall 205 Personal Property and the Plaza 205 Personal Property are collectively referred to as the "PERSONAL PROPERTY"); (D) the interest of the landlord in and to all leases of space of all or any portion of the Mall 205 Land and the Mall 205 Improvements (the "MALL 205 TENANT LEASES"), and the interest of the landlord in and to all leases of space of all or any portion of the Plaza 205 Land and the Plaza 205 Improvements (the "PLAZA 205 TENANT LEASES") (the Mall 205 Tenant Leases and the Plaza 205 Tenant Leases are collectively referred to as the "TENANT LEASES"); and (E) subject to the provisions of Paragraph 6A(3), all contracts, agreements, permits, licenses and warranties held solely for use in connection with all or any portion of the Mall 205 Land, the Mall 205 Improvements and the Mall 205 Personal Property, and the rights, if any, to the name Mall 205 (the "MALL 205 INTANGIBLE PROPERTY"), and, subject to the provisions of Paragraph 6A(3), all contracts, agreements, permits, licenses and warranties held solely for use in connection with all or any portion of the Plaza 205 Land, the Plaza 205 Improvements or the Plaza 205 Personal Property, and the rights, if any, to the name "Plaza 205" (the "PLAZA 205 INTANGIBLE PROPERTY") (the Mall 205 Intangible Property and the Plaza 205 Intangible Property are collectively referred to as the "INTANGIBLE PROPERTY"). The Mall 205 Land, the Mall 205 Improvements, the Mall 205 Personal Property, the Mall 205 Tenant Leases and the Mall 205 Intangible Property are identified herein as the "MALL 205 PROPERTY." The Plaza 205 Land, the Plaza 205 Improvements, the Plaza 205 Personal Property, the Plaza 205 Tenant Leases and the Plaza 205 Intangible Property are identified herein as the "PLAZA 205 PROPERTY."

     2. PURCHASE PRICE. The purchase price for the Property will be Seventy-Six Million and No/100 Dollars ($76,000,000.00) ("PURCHASE PRICE"). For purposes of this Agreement, the Purchase Price will be allocated as follows:
Fifty-Five Million and No/100 Dollars ($55,000,000.00) will be allocated to the Mall 205 Property, and Twenty-One Million and No/100 Dollars ($21,000,000.00) will be allocated to the Plaza 205 Property.

     3. PAYMENT OF PURCHASE PRICE. The Purchase Price will be paid to Seller by Buyer as follows:

          A. INITIAL DEPOSIT. Upon the execution by Buyer of this Agreement, Buyer will deliver to Chicago Title Insurance Company, 171 North Clark Street, Chicago, Illinois 60601, Attention: Nancy Castro ("ESCROW HOLDER"), a cashier's check or wire transfer of immediately available federal funds, in the amount of One Million and No/100 Dollars ($1,000,000.00) ("INITIAL DEPOSIT").

          B. ADDITIONAL DEPOSIT. If this Agreement is not terminated by Buyer in accordance with Paragraph 5, Buyer will deliver to Chicago Title Insurance Company of Oregon (the "TITLE COMPANY"), 888 SW 5th Avenue, Suite 930, Portland, Oregon 97204, Attn: Ms. Cheryle Eastman (phone number 503-973-7410), within two
(2) business days after the expiration of the Due Diligence Period, a cashier's check or wire transfer of immediately available federal funds, in the amount of One Million and No/100 Dollars ($1,000,000.00) ("ADDITIONAL DEPOSIT"). Concurrently with the delivery of the Additional

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Deposit to the Title Company, Buyer will provide written notice to Escrow Holder directing Escrow Holder to transfer the Initial Deposit to the Title Company and to assign to the Title Company all of its rights and obligations under the Escrow Agreement (as defined below). Buyer will cause the Title Company to assume all of the rights and obligations of Escrow Holder under the Escrow Agreement. The Initial Deposit and the Additional Deposit, if made pursuant to this Paragraph 3B, together with the interest earned on such amount while in the Title Company's or Escrow Holder's possession, are referred to collectively in this Agreement as the "DEPOSIT." The Deposit will be applied in accordance with the terms of Paragraph 3D below and held by Escrow Holder (and, upon assignment by Escrow Holder, the Title Company) in accordance with the terms of a separate escrow agreement in the form of EXHIBIT D hereto and dated as of the date hereof by and among Buyer, Seller and Escrow Holder (the "ESCROW AGREEMENT").

          C. CLOSING PAYMENT. The balance of the Purchase Price, as adjusted by the prorations and credits specified in this Agreement, will be paid to Title Company by wire transfer of immediately available federal funds on or before 9:00 a.m. Pacific Time on Friday, January 2, 2004 (the "INITIAL CLOSING DATE"). Seller will be entitled to extend the Initial Closing Date to Monday, February 2, 2004 (the "EXTENDED CLOSING DATE") by notice to Buyer and the Title Company delivered at any time prior to 5:00 p.m. Pacific Time on Tuesday, December 30, 2003. The Initial Closing Date and the Extended Closing Date are referred to herein as the "CLOSING DATE." The amount to be paid under this subparagraph C, together with the Deposit, is referred to in this Agreement as the "CLOSING PAYMENT."

          D. REMEDIES, LIQUIDATED DAMAGES. IF THE CLOSING DOES NOT OCCUR DUE TO BUYER'S DEFAULT UNDER THIS AGREEMENT, IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES THAT SELLER MAY SUFFER. THEREFORE, THE PARTIES HAVE AGREED THAT A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT SELLER WOULD SUFFER IN SUCH EVENT IS AND WILL BE TITLE COMPANY'S DELIVERY OF THE DEPOSIT TO SELLER AS LIQUIDATED DAMAGES, AS SELLER'S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT (SUBJECT TO THOSE PROVISIONS OF THIS AGREEMENT WHICH, BY THEIR EXPRESS TERMS, SURVIVE A TERMINATION OF THIS AGREEMENT). SUCH LIQUIDATED DAMAGES ARE NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF APPLICABLE LAW. IF THE CLOSING DOES NOT OCCUR FOR ANY REASON OTHER THAN BUYER'S DEFAULT UNDER THIS AGREEMENT, THEN THIS AGREEMENT WILL TERMINATE AND NEITHER PARTY WILL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS TO EACH OTHER HEREUNDER, EXCEPT FOR (1) THE RIGHT OF BUYER TO THE RETURN OF THE DEPOSIT, (2) THOSE PROVISIONS OF THIS AGREEMENT WHICH, BY THEIR EXPRESS TERMS, SURVIVE A TERMINATION OF THIS AGREEMENT, AND (3) IF THE CLOSING FAILS TO OCCUR SOLELY BECAUSE OF SELLER'S DEFAULT, THEN, BUYER, AS ITS SOLE AND EXCLUSIVE REMEDY MAY EITHER (A) RECOVER THE DEPOSIT OR (B) BRING AN ACTION FOR SPECIFIC PERFORMANCE OF THIS AGREEMENT. IF THE CLOSING OCCURS IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT, SELLER WILL APPLY THE DEPOSIT AS A CREDIT TOWARD THE PURCHASE PRICE. THIS PARAGRAPH 3D WILL SURVIVE THE TERMINATION OF THIS AGREEMENT AND

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NOTHING IN THIS PARAGRAPH 3D IS INTENDED TO LIMIT THE RIGHTS AND OBLIGATIONS OF
THE PARTIES UNDER PARAGRAPH 11E.

          -------------------------         -------------------------
          BUYER'S INITIALS                  SELLER'S INITIALS

     4.   TITLE.

          A. TITLE REPORT. Seller has delivered to Buyer (1) preliminary reports for the Property from the Title Company; and (2) copies of the plats of record, vesting deeds and other documents evidencing the exceptions to title stated therein (collectively, the "TITLE REPORT"). Seller has also previously delivered to Buyer surveys of the Property (collectively, the "SURVEY"). Unless Buyer gives written notice (the "TITLE DISAPPROVAL NOTICE") that it disapproves the exceptions to title shown on the Title Report or the matters disclosed by the Survey, stating the exceptions so disapproved, on or before that day which is fifteen (15) days prior to the expiration of the Due Diligence Period, Buyer will be conclusively deemed to have approved the Survey and the exceptions listed in the Title Report. Seller will have up to ten (10) days after its receipt of any Title Disapproval Notice within which to deliver Buyer a notice (the "SELLER RESPONSE NOTICE") indicating that it will, prior to the Closing Date, remove some or all of the disapproved exceptions set forth therein from title or to correct any matters disclosed by the Survey or to obtain from Title Company a commitment to issue an endorsement affirmatively insuring against such exceptions or matters in a form reasonably acceptable to Buyer at no cost or expense to Buyer, and, if necessary, the Closing Date will be extended to allow for such ten (10) day period. In the event Seller determines at any time that it is unable or unwilling to remove or to cause the Title Company to insure over any such disapproved exception or to correct any Survey matter, Seller may, at its option, terminate this Agreement upon written notice to Buyer, such termination to be effective on the date which is five (5) days after Seller delivers such notice, unless Buyer will have waived its objection to any such disapproved exception or Survey matter by written notice to Seller within five
(5) days following delivery of Seller's notice. Unless Buyer gives written notice to Seller, prior to the expiration of such five (5) day period, stating that the Seller Response Notice is unacceptable and that Buyer is terminating this Agreement, Buyer will be conclusively deemed to have approved the terms of the Seller Response Notice. In the event of such termination, the Deposit will promptly be returned to Buyer and the parties will have no further liabilities or obligations hereunder, except such liabilities and obligations that expressly survive a termination of this Agreement.

          B. TITLE CONTINGENCY. A condition precedent to Buyer's obligation to purchase the Property will be the willingness of Title Company to issue to Buyer on the Closing Date an A.L.T.A. extended coverage owner's policies of title insurance together with the following endorsements: zoning 3.1 (with parking and loading), comprehensive, contiguity and access (collectively, the "OWNER'S POLICY"), in the face amount of the Purchase Price, which Owner's Policy will show title to the Property to be vested of record in Buyer, subject solely to the following exceptions (the "PERMITTED EXCEPTIONS"): (1) the lien of any real estate taxes and assessments for the "Current Tax Year" (as defined

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below) and subsequent periods, provided that the same are prorated in accordance with this Agreement; (2) all matters caused directly or indirectly by Buyer, its agents, employees or contractors; and (3) any exceptions approved or deemed approved by Buyer pursuant to subparagraph A above. Buyer will have the right to obtain whatever additional endorsements to the Owner's Policy that it desires to obtain, but, except as indicated above, the availability of such endorsements will not be a condition to Buyer's obligation to consummate the transaction described herein.

          5. DUE DILIGENCE CONTINGENCY. Seller has heretofore provided Buyer with the information described in EXHIBIT D-1 attached hereto. During the Due Diligence Period, Seller will provide the information described in EXHIBIT D-2 attached hereto. Subject to the terms of the Tenant Leases, Seller will provide Buyer with reasonable access to the Property during business hours upon not less than two (2) business days notice. Seller will also make available to Buyer for its inspection and photocopying such Tenant Leases and other documents evidencing the Intangible Property in its possession as Buyer will reasonably request, all upon reasonable advance notice. Seller will not deliver to Buyer confidential and proprietary materials, including, without limitation, the following: (1) information contained in Seller's credit reports, credit authorizations, credit for financial analyses or projections, steering committee sheets, account summaries or other internal documents relating to the Property, including any valuation documents and the book value of the Property; (2) material which is subject to attorney client privilege or which is attorney work product; (3) appraisal reports or letters; and (4) financial statements of Seller or any affiliate of Seller.

          Commencing on the Effective Date and continuing until 5:00 p.m. Pacific Time on Monday, December 29, 2003 (the "DUE DILIGENCE PERIOD"), Buyer will be entitled to perform, at its sole expense, its due diligence investigations of the Property. Buyer will at all times conduct such due diligence in compliance with applicable laws and the terms of the Tenant Leases, and in a manner so as to not cause damage, loss, cost or expense to Seller, the Property or the tenants of the Property (and without interfering with or disturbing any tenant at the Property), and Buyer will promptly restore the Property to its condition immediately preceding such inspections and examinations and will keep the Property free and clear of any mechanic's liens or materialmen's liens in connection with such inspections and investigations. In no event will Buyer communicate with any tenant of the Property or any governmental authority having jurisdiction over the Property without Buyer providing prior written or telephonic notice to Seller and affording Seller the opportunity to participate in any such meeting or communication. Buyer will provide Seller with certificates evidencing the commercial general liability insurance policies which will be maintained by Buyer and each consultant which Buyer will have present on the Property in connection with its investigations upon the Property prior to the date of entry upon the Property. The limits, coverage and insurer under such policies must be reasonably satisfactory to Seller. Without limitation on the foregoing, Buyer must maintain (i) commercial general liability insurance, in an amount not less than $2,000,000 combined limits for any injuries, deaths or property damage sustained as a result of any one accident or occurrence, (ii) worker's compensation insurance at statutory limits, and (iii) employer's liability insurance in an amount not less than $2,000,000 for each accident, disease per employee and disease policy limit. The commercial general liability insurance will name as an additional insured each of Seller and its agents and affiliates

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identified to Buyer. Any representative of Buyer that conducts environmental inspections of the Property will also provide evidence of environmental liability insurance of not less than $2,000,000. In addition, Buyer and Buyer's representatives waive any claims against Seller and Seller's employees and agents for any injury to persons or damage to property arising out of any inspections or physical testing of the Property, including any damage to the tools and equipment of Buyer and Buyer's representatives, all of which will be brought on the Property at the sole risk and responsibility of Buyer and Buyer's representatives. Buyer will conduct its investigations, reviews and examinations of the Property solely during business hours and upon at least two (2) business days prior written notice to Seller, and Seller will have the right, at its option, to cause a representative of Seller to be present at all such inspections, reviews and examinations. Buyer will keep all information or data received or discovered in connection with such due diligence strictly confidential in accordance with Paragraph 11F. Any intrusive physical testing (environmental, structural or otherwise) at the Property (such as soil borings or the like) will be conducted by Buyer only after obtaining Seller's prior written consent to such testing, which consent will be conditioned upon, among other things, Seller's approval of the following: (a) the contractor who will be conducting such testing; (b) such contractor's insurance coverage as provided above; (c) the scope and nature of the testing to be performed by such contractor; and (d) the written agreement by such contractor to be bound by the confidentiality provisions of Paragraph 11F. Buyer will indemnify, protect, defend and hold Seller harmless from and against any obligation, liability, claim (including any claim for damage to property or injury to or death of any persons), lien or encumbrance, loss, damage, cost or expense, including reasonable attorney's fees, whether or not legal proceedings are instituted (individually, a "CLAIM"), in any way arising from the inspections or examinations of the Property by Buyer or its agents or contractors.

          At any time prior to expiration of the Due Diligence Period, Buyer shall, in its sole discretion, be entitled to deliver a written notice (the "TERMINATION NOTICE") to Seller, Escrow Holder and the Title Company in accordance with the terms of this Agreement, stating that Buyer has elected to terminate this Agreement. Upon delivery of such Termination Notice, Buyer may unilaterally direct the Escrow Holder to return the Initial Deposit to Buyer, and this Agreement shall terminate, and except as otherwise provided herein, the parties shall have no further liability or obligation hereunder. If Buyer fails to deliver the Termination Notice to Seller, Escrow Holder and the Title Company prior to the expiration of the Due Diligence Period, then Buyer will not have the right to terminate this Agreement pursuant to this Paragraph 5 and this Agreement shall remain in full force and effect.

     6. CLOSING. The sale and purchase herein provided will be consummated through the mail or via overnight delivery service with all deliveries required hereunder (other than delivery of the Closing Payment, which will be made in accordance with the terms of Paragraph 3(C) above) being made to the Title Company on or before 11:00 a.m. Pacific Time on the date one (1) business day prior to the Closing Date.

          A.   ESCROW.  On or before  11:00 a.m.  Pacific  Time on the date one
(1) business day prior to the Closing Date, the parties will deliver to Title Company the following:

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               (1)  BY SELLER. Seller will deliver (a) duly executed and
acknowledged Statutory Special Warranty Deeds covering the Mall 205 Land, the Plaza 205 Land and the Improvements, in the form of EXHIBIT E attached hereto (collectively, the "DEEDS"); (b) four (4) duly executed counterpart originals of the bill of sale, assignment and assumption covering the Personal Property, the Service Contracts that Buyer elects to assume, the Tenant Leases and the Intangible Property, in the form of EXHIBIT F attached hereto (the "BILL OF SALE, ASSIGNMENT AND ASSUMPTION"); (c) certificates of each party comprising Seller respecting the "non-foreign" status of Seller in the form of EXHIBIT G attached hereto; (d) a certificate (the "CLOSING CERTIFICATE"), dated as of the Closing Date and duly executed by each party comprising Seller, in the form of EXHIBIT H attached hereto, representing to Buyer that the representations and warranties of Seller contained in this Agreement and required to be true and correct as of the Closing Date are true and correct as of the Closing Date (or, specifying in reasonable detail such exceptions, if any, which then exist); (e) duly executed counterpart originals of a notice to each tenant of the Property in the form of EXHIBIT I attached hereto (collectively, the "NOTICES TO TENANTS"); (f) two (2) counterparts of an assignment and assumption agreement with respect to the Target REA (as defined in Paragraph 10(b)(5)); (g) to the extent Seller has in its possession original counterparts of the Leases, such original counterparts; (h) a closing statement, dated as of the Closing Date and duly executed by Seller, setting forth, among other things, all payments to and from escrow in connection with the purchase and sale of the Property (the "CLOSING STATEMENT"); (i) a copy of the rent roll for the Property, certified by Seller as a true and correct copy of the rent roll (the "RENT ROLL") most recently produced for Seller by the property management agent with respect to the Property; and (j) evidence reasonably satisfactory to the Title Company that all necessary authorizations of the transaction provided herein have been obtained by Seller, and such other documents and instruments as may be reasonably requested by the Title Company in order to consummate the transaction contemplated hereby and issue the Owner's Policy (provided that the same do not materially decrease Seller's rights or materially increase Seller's obligations hereunder).

               (2) BY BUYER. In addition to the Closing Payment which Buyer will deliver to the Title Company in accordance with the terms of Paragraph 3(C) above, Buyer will deliver to the Title Company (a) four (4) duly executed and acknowledged counterpart originals of the Bill of Sale, Assignment and Assumption; (b) duly executed counterpart originals of the Notices to Tenants;
(c) two (2) counterparts of an assignment and assumption agreement with respect to the Target REA; (d) a duly executed counterpart of the Closing Statement; and
(e) evidence reasonably satisfactory to Title Company that all necessary authorizations of the transaction provided herein have been obtained by Buyer, and such other documents and instruments as may be reasonably requested by Title Company in order to consummate the transaction contemplated hereby and issue the Owner's Policy (provided that the same do not materially decrease Buyer's rights or materially increase Buyer's obligations hereunder).

               (3) ASSIGNMENT OF CERTAIN INTANGIBLE PROPERTY. The Bill of Sale, Assignment and Assumption will cover all contracts, agreements, permits, licenses and warranties that are assignable without the consent of third parties, provided, however, (a) if an assignment of a roofing contractor's or supplier's warranty may be obtained solely by payment of a fee, then Seller will pay a fee to any such contractor or supplier in an

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amount not to exceed $1000 per roof and $4000 in the aggregate, and Seller will secure the consent of such party to the assignment of that contractor's or supplier's warranty, and (b) if an assignment of any other contractor's or supplier's warranty may be obtained solely by payment of a fee or if the consent of a roofing contractor's or supplier's warranty may be obtained solely by payment of a fee in excess of $1000 per roof and $4000 in the aggregate, and Buyer pays such fee or, with respect to the roofing contractor or supplier, such excess fee, then Seller will secure the consent of such party to the assignment of the contractor's or supplier's warranty.

          B. CONDITIONS TO CLOSING; DELIVERY TO PARTIES. In addition to the conditions set forth in Paragraphs 4(B) and 10 hereof, the conditions to the closing of such escrow will be the Title Company's receipt of funds and documents described in subparagraph A above.

          C. CLOSING COSTS. Buyer will pay (a) fifty percent (50%) of all costs and expenses of the escrow arrangements; (b) the costs and expenses of any endorsements to the Owner's Policy (except as indicated below) and the costs of providing ALTA or "extended" coverage with respect to the Owner's Policy; (c) the costs and expenses of the Survey incurred after the Effective Date; (d) all recording fees for the recordation of the Deeds; and (e) the cost of any of its examinations and inspections and audits of the Property, including the cost of any of its appraisals, environmental, physical and financial audits, and, if applicable, all costs associated with any financing to be obtained by Buyer (including any application and commitment fees, and the costs of meeting any lender requirements). Seller will pay (a) the recording fees for any instrument in connection with the release of any existing liens; (b) fifty percent (50%) of all costs and expenses of the escrow arrangements; (c) the basic premium for the Owner's Policy and the cost of the zoning 3.1, comprehensive, contiguity and access endorsements to the Owner's Policy; and (d) the "Commission" (as defined below). All other closing costs not specifically allocated herein will be paid by the parties as is customary in the county in which the Property is located. Seller and Buyer will each pay their respective (i) legal fees and expenses,
(ii) share of prorations (as provided below), and (iii) cost of all opinions, certificates, instruments, documents and papers required to be delivered, or caused to be delivered, by it hereunder and the cost of all its performances under this Agreement.

          D.   PRORATIONS.

               (1) ITEMS TO BE PRORATED. The following will be prorated between Seller and Buyer as of the Closing Date:

                    (a) TAXES AND ASSESSMENTS. All real estate and personal property taxes and assessments pertaining to the Property that are due and payable for any period prior to the Current Tax Year (as hereinafter defined) will be paid by Seller at or prior to the Closing. All real estate and personal property taxes and assessments on the Property for the current year (the "CURRENT TAX YEAR") will be prorated between Seller and Buyer as of the Closing Date (on the basis of the actual number of days elapsed over the applicable period). If the amount of any such taxes has not been determined as of Closing, such credit will be based on the most recent ascertainable taxes, subject to readjustment after Closing upon receipt of actual tax bills. If any assessments on the

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Property are payable in installments, then the installment for the current period will be prorated (with Buyer assuming the obligation to pay any installments due after the Closing Date).

                    Upon the Closing Date and subject to the adjustment provided above, Buyer will be responsible for real estate taxes and assessments on the Property payable following the Closing Date. In no event will Seller be charged with or be responsible for any increase in the taxes or assessments on the Property resulting from the sale of the Property or from any improvements made or leases entered into at any time or for any reason. With respect to the Current Tax Year and all prior periods, Seller hereby reserves the right to institute or continue any proceeding or proceedings for the reduction of the assessed valuation of the Property, and, in its sole discretion (except as to the Current Tax Year, in which event such decisions will be made in cooperation with Buyer), to settle the same. Seller will have sole authority to control the progress of, and to make all decisions with respect to, such proceedings. All net tax refunds and credits attributable to any period prior to the Closing Date which Seller has paid or for which Seller has given a credit to Buyer will belong to and be the property of Seller. All net tax refunds and credits attributable to any period subsequent to the Closing Date will belong to and be the property of Buyer. Seller and Buyer agree to cooperate with one another in connection with the prosecution of any such proceedings and to take all steps, whether before or after the Closing Date, as may be necessary to carry out the intention of this subparagraph, including the delivery to the other party, upon demand, of any relevant books and records, including receipted tax bills and cancelled checks used in payment of such taxes, the execution of any and all consent or other documents, and the undertaking of any acts necessary for the collection of such refund by the other party. Buyer agrees that, as a condition to the transfer of the Property by Buyer, Buyer will cause any transferee to assume the obligations set forth herein.

                    (b) RENTS. Buyer will receive a credit at Closing for all rents, including estimated payments for operating expenses and real estate taxes, collected by Seller prior to the Closing and allocable to the period after Closing. No credit will be given to the Seller for accrued and unpaid rent or any other non-current sums due from tenants until said sums are paid, and Seller will retain the right to collect any such rent provided Seller does not sue to evict any tenants or terminate any Tenant Leases. Buyer will use reasonable efforts after Closing to collect any rent under the Tenant Leases which has accrued as of the Closing; provided, however, Buyer will not be obligated to sue any tenants or exercise any legal remedies under the Tenant Leases. Any portion of any rents collected subsequent to the Closing Date and properly allocable to periods prior to the Closing Date will be paid, promptly after receipt, to the Seller, but subject to all of the provisions of this Paragraph hereof; and any portion thereof properly allocable to periods on or subsequent to the Closing Date will be paid to Buyer. All payments collected from tenants after Closing will first be applied to the month in which the Closing occurs, then to any rent due to Buyer for the period after Closing and finally to any rent due to Seller for the period prior to Closing; provided, however, notwithstanding the foregoing, if Seller collects any payments from tenants after Closing through its own collection efforts, Seller may first apply such payments to rent due the Seller for the period prior to Closing. Tenants of the Property may be obligated to pay, as additional rent, certain escalations in or pass-throughs of operating and similar expenses of the

Property pursuant to the terms of the Tenant Leases (collectively, "ADDITIONAL RENTS"). As to any Additional Rents that are based on estimates and that are subject to adjustment or reconciliation pursuant to the Tenant Leases after the Closing Date, Seller and Buyer will "re-prorate" such Additional Rents (including any portions thereof that may be required to be refunded to tenants) at the time that such estimates are actually adjusted or reconciled pursuant to the terms of such Tenant Leases. Any amounts that may be due Seller as a result of such re-prorations will be paid by Buyer to Seller promptly after Buyer collects such amounts from the tenants, and any amounts that may be due the tenants from Seller as a result of such re-prorations will be paid by Seller to Buyer promptly after written request therefor is delivered to Seller by Buyer.

                    (c) PERCENTAGE RENT. Notwithstanding subparagraph (b) above, the proration of that portion of Additional Rents representing rent payable to the landlord by the tenant under a Tenant Lease which is in excess of the fixed or minimum rent thereunder and which is a percentage of the sales of such tenant ("PERCENTAGE RENT") payable under each Tenant Lease for the lease year (the "CURRENT LEASE YEAR") thereunder in which the Closing Date occurs will be prorated as provided in this subparagraph (c). The amount of Percentage Rent to be allocated to Seller with respect to each Tenant Lease for the Current Lease Year with respect thereto (subject, however, to reduction as hereinafter provided) will be that amount equal to (i) the amount by which (A) the tenant's gross receipts (to the extent taken into account in determining Percentage Rent under such Tenant Lease) for that portion of such Current Lease Year occurring prior to (but not including) the Closing Date exceed (B) the "Allocable Base Amount" (as defined below), multiplied by (ii) the percentage specified in such Tenant Lease to be used in determining such tenant's Percentage Rent for such Current Lease Year. The "ALLOCABLE BASE AMOUNT" means that portion of the "Base Amount" (as defined below) for such Current Lease Year determined by multiplying such Base Amount for the entire Current Lease Year by a fraction, the numerator of which is the number of days in such Current Lease Year occurring prior to and including the Closing Date and the denominator of which is the number of days of such Current Lease Year. "BASE AMOUNT" is the amount specified in each Tenant Lease for such Current Lease Year that must be exceeded by the sales of the tenant during such Current Lease Year before such tenant will be obligated thereunder to pay Percentage Rent for such Current Lease Year. By way of example only, if (i) the Closing Date is July 1, 2004, (ii) the Current Lease Year with respect to a particular Tenant Lease commences January 1, 2004 and terminates December 31, 2004, (iii) the sales of the tenant under such Tenant Lease for such portion of such Current Lease Year occurring prior to and including July 1, 2004 are $600,000, and (iv) the Percentage Rent payable by such tenant for such Current Lease Year is 2% of such tenant's sales in excess of $1,000,000, then
(x) the Base Amount is $1,000,000, (y) the Allocable Base Amount is $498,630, and (z) Seller is entitled to $2,027.40 (I.E., 2% of $101,370) of the Percentage Rent payable by such tenant for such Current Lease Year (subject, however, to reduction as hereinafter provided). In the event that, under the terms of the particular Tenant Lease, the tenant is entitled to any offset or credit against Percentage Rent (including any offset or credit by reason of or with respect to taxes, common area and mall contributions and tenant improvement costs), then the Percentage Rent allocated to Seller as aforesaid will be reduced by Seller's "allocable share" of the aggregate amount of such offsets and credits under each Tenant Lease for the Current

Lease Year with respect thereto. Seller's "ALLOCABLE SHARE" with respect to a Tenant Lease will be a fraction, the numerator of which is the number of days in the Current Lease Year under such Tenant Lease occurring prior to the Closing Date and the denominator of which is the number of days in such Current Lease Year. Buyer will not be obligated to pay or credit Seller any sum on account of the proration of Percentage Rent as provided herein unless and until the Percentage Rent to be prorated will be received by Buyer.

                    (d) OPERATING EXPENSES. All operating expenses (including all charges under the service contracts and agreements assumed by Buyer under the Bill of Sale, Assignment and Assumption) will be prorated, and as to each service provider, operating expenses payable or paid to such service provider in respect to the billing period of such service provider in which the Closing Date occurs (the "CURRENT BILLING PERIOD"), will be prorated on a per diem basis based upon the number of days in the Current Billing Period prior to and excluding the Closing Date (which will be allocated to Seller) and the number of days in the Current Billing Period including and following the Closing Date (which will be allocated to Buyer), and assuming that all charges are incurred uniformly during the Current Billing Period and that all provided services occurred during the Current Billing Period. If actual bills for the Current Billing Period are unavailable as of the Closing Date, then such proration will be made on an estimated basis based upon the most recently issued bills, subject to readjustment upon receipt of actual bills.

               (2) SECURITY DEPOSITS; PREPAID RENTS. Prepaid rentals and other tenant charges and Additional Rents for periods after the Current Month, and cash security deposits under Tenant Leases together with interest earned thereon to which any Tenants are entitled (including any portion thereof which may be designated as prepaid rent) under Tenant Leases, will be credited against the Purchase Price, and upon the closing of the transaction contemplated hereby, Buyer will assume full responsibility for all security deposits to be refunded to the tenants under the Tenant Leases (to the extent the same are credited to Buyer and required to be refunded by the terms of such Tenant Leases or applicable). In the event that any security deposits are in the form of letters of credit or other financial instruments, Seller will, at Closing, assign its interest in such letters of credit or financial instruments to Buyer, and, following Closing, Seller will cooperate with Buyer in order to cause Buyer to be named as beneficiary under such letters of credit or the holder of such financial instruments. Seller's interest in letters of credit and other financial instruments will be assigned to Buyer, and Buyer will not receive a credit against the Purchase Price for such security deposits.

               (3) LEASING COSTS. Buyer will receive a credit at the Closing in an amount equal to (a) the aggregate amount of the costs ("LEASING COSTS") for tenant improvements and leasing commissions set forth in EXHIBIT N less (b) the amount of the tenant improvement costs and leasing commissions incurred and paid by Seller after the Effective Date for the premises described in EXHIBIT N. In the event that Seller has incurred but not paid any Leasing Costs, then Buyer will assume the obligation to pay and will receive a credit for same, and Buyer will indemnify and hold Seller harmless from any loss or damage resulting from the failure of Buyer to pay same. In the event that Seller enters into any lease transaction that has been approved or deemed approved by Buyer for a premises that is not described in EXHIBIT N, Seller will receive a Credit at the Closing for the tenant improvement costs and leasing commissions paid by Seller prior to the Closing Date in connection with such lease transaction.

               (4) CALCULATION; REPRORATION. Seller will prepare and deliver to Buyer, or Seller will cause its property manager (the "MANAGER") to prepare and deliver to the parties no later than five (5) days prior to the Closing Date an estimated closing statement which will set forth the costs payable under Paragraph 6C and the prorations and credits provided for in this Paragraph 6D and elsewhere in this Agreement (including the Additional Rents Reconciliation). Any item that cannot be finally prorated because of the unavailability of information will be tentatively prorated on the basis of the best data then available and adjusted when the information is available in accordance with this subparagraph. Buyer will notify Seller within one (1) business day after its receipt of such estimated closing statement of any items which Buyer disputes, and the parties will attempt in good faith to reconcile any differences not later than one (1) day before the Closing Date. The estimated closing statement as adjusted as aforesaid and approved in writing by the parties (which will not be withheld if prepared in accordance with this Agreement) will be referred to herein as the "CLOSING STATEMENT". If the prorations and credits made under the Closing Statement will prove to be incorrect or incomplete for any reason, then either party will be entitled to an adjustment to correct the same; provided, however, that any adjustment will be made, if at all, within six (6) months after the Closing Date, and if a party fails to request an adjustment to the Closing Statement by a written notice delivered to the other party within the applicable period set forth above (such notice to specify in reasonable detail the items within the Closing Statement that such party desires to adjust and the reasons for such adjustment), then the prorations and credits set forth in the Closing Statement will be binding and conclusive against such party.

               (5) ITEMS NOT PRORATED. Seller and Buyer agree that (a) none of the insurance policies relating to the Property will be assigned to Buyer and Buyer will be responsible for arranging for its own insurance as of the Closing Date; (b) utilities, including telephone, electricity, water and gas, will be read on the Closing Date and Buyer will be responsible for all the necessary actions needed to arrange for utilities to be transferred to the name of Buyer on the Closing Date, including the posting of any required deposits (it being understood, however, that Seller will be entitled to a credit at the Closing for any utility deposits which it or its predecessors have made prior to the Closing Date, to the extent the same are credited to Buyer at Closing, and Seller will be entitled to recover and retain from the providers of such utilities any refunds or overpayments to the extent applicable to the period prior to and including the Closing Date, and any utility deposits for which it does not receive a credit hereunder); and (c) on the Closing Date, the Property will not be subject to any financing obtained by Seller or its predecessors. Accordingly, there will be no prorations for insurance, utilities (except to the extent provided above for utility deposits), payroll or debt service. In the event a meter reading is unavailable for any particular utility, such utility will be prorated in the manner provided in subparagraph (1)(d) above.

               (6) INDEMNIFICATION. Buyer will indemnify, protect, defend and hold Seller harmless from and against any Claim in any way arising from the matters for which Buyer receives a credit or otherwise assumes responsibility pursuant to this Paragraph 6D or the Bill of Sale, Assignment and Assumption.

               (7) SURVIVAL. This Paragraph 6D will survive the Closing Date for a period of six (6) months.

     7.   DESTRUCTION/CONDEMNATION OF PROPERTY.

     A. In the event that all or any portion of the Plaza 205 Land or the Plaza 205 Improvements are damaged or destroyed by any casualty or by a taking or condemnation under the provisions of eminent domain law after the Effective Date but prior to the Closing Date, Seller will give Buyer prompt written notice of the same ("CASUALTY/CONDEMNATION NOTICE"), but Seller will have no obligation to repair or replace any damage or destruction caused by the foregoing. Seller will, upon consummation of the transaction herein provided, assign to Buyer all claims of Seller under or pursuant to any casualty insurance coverage, or under the provisions of eminent domain law, as applicable, and all proceeds from any such casualty insurance or condemnation awards received by Seller on account of any such casualty or condemnation, as the case may be (to the extent the same have not been applied by Seller prior to the Closing Date to repair the resulting damage), and there will be no reduction of the Purchase Price (except that in connection with a casualty covered by insurance, Buyer will be credited with the lesser of the remaining cost to repair the damage or destruction caused by such casualty or the amount of the deductible under Seller's casualty insurance policy [except to the extent such deductible was expended by Seller to repair the resulting damage]). In the event the cost of repair or restoration of the damage to such improvements on account of such casualty or condemnation will exceed an amount equal to One Million Fifty Thousand Dollars ($1,050,000), either party may, at its option, terminate this Agreement by written notice to the other, given within five (5) business days after the delivery of the Casualty/Condemnation Notice (and if the Closing Date falls within such five (5) business day period, the Closing Date will be extended until the day after the expiration of such five (5) business day period).

     B. In the event that all or any portion of the Mall 205 Land or the Mall 205 Improvements are damaged or destroyed by any casualty or by a taking or condemnation under the provisions of eminent domain law after the Effective Date but prior to the Closing Date, Seller will give Buyer prompt written notice of the same ("CASUALTY/CONDEMNATION NOTICE"), but Seller will have no obligation to repair or replace any damage or destruction caused by the foregoing. Seller will, upon consummation of the transaction herein provided, assign to Buyer all claims of Seller under or pursuant to any casualty insurance coverage, or under the provisions of eminent domain law, as applicable, and all proceeds from any such casualty insurance or condemnation awards received by Seller on account of any such casualty or condemnation, as the case may be (to the extent the same have not been applied by Seller prior to the Closing Date to repair the resulting damage), and there will be no reduction of the Purchase Price (except that in connection with a casualty covered by insurance, Buyer will be credited with the lesser of the remaining cost to repair the damage or destruction caused by such casualty or the amount of the deductible under Seller's casualty insurance policy [except to the extent such deductible was expended by Seller to repair the resulting damage]). In the event the cost of repair or restoration of the damage to such improvements on account of such casualty or condemnation will exceed an amount equal to Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000), either party may, at its option, terminate this Agreement by written notice to the other, given within five (5) business days after the delivery of the Casualty/Condemnation Notice (and if the Closing Date falls within such five (5) business day period, the Closing Date will be extended until the day after the expiration of such five (5) business day period).

     8.   REPRESENTATIONS AND WARRANTIES; CERTAIN COVENANTS.

          A. REPRESENTATIONS AND WARRANTIES OF SELLER. Each of Plaza 205, Plaza Parcel, Mall 205, 96th, Washington and PM 205 hereby represents and warrants to Buyer, with respect to the Land and Improvements owned by it, as follows:

               (1) AUTHORITY. As of the date hereof and as of the Closing Date, Seller has all requisite corporate power and authority to execute and deliver, and to perform all of its obligations under, this Agreement.

               (2) DUE EXECUTION. As of the date hereof and as of the Closing Date, the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of Seller.

               (3) ENFORCEABILITY. As of the date hereof and as of the Closing Date, this Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and general equitable principles.

               (4) NO BANKRUPTCY OR DISSOLUTION. As of the date hereof and as of the Closing Date, no "Bankruptcy/Dissolution Event" (as defined below) has occurred with respect to Seller. As used herein, a "BANKRUPTCY/DISSOLUTION EVENT" means any of the following: (a) the commencement of a case under Title 11 of the U.S. Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law; (b) the appointment of a trustee or receiver of any property interest; (c) an assignment for the benefit of creditors; (d) an attachment, execution or other judicial seizure of a substantial property interest; (e) the taking of, failure to take, or submission to any action indicating an inability to meet its financial obligations as they accrue; or (f) a dissolution or liquidation, death or incapacity.

               (5) DEFAULTS UNDER TENANT LEASES. As of the date hereof and as of the Closing Date, except for any new leases which may have been approved or deemed approved by Buyer, the Tenant Leases described in the Rent Roll attached as EXHIBIT J hereto constitute all of the leases and occupancy agreements entered into by Seller with respect to the Property. To the best knowledge of Seller, except as may be set forth in EXHIBIT J attached hereto, Seller has not received any written notice of a material default under any Tenant Lease that remains uncured. To the best knowledge of

Seller, except as may be set forth in EXHIBIT J attached hereto, all brokerage commissions with respect to Tenant Leases have been paid in full or will have been paid in full prior to the Closing Date.

               (6) LITIGATION. To the best knowledge of Seller, except as may be set forth in EXHIBIT K attached hereto, as of the date hereof, Seller has received no written notice of any pending action, litigation, condemnation or other proceeding against the Property or against Seller with respect to the Property. To the best knowledge of Seller, except as may be set forth in EXHIBIT K attached hereto, as of the date hereof, there is no pending eminent domain proceeding with respect to all or any portion of the Land and the Improvements.

               (7) COMPLIANCE. To the best knowledge of Seller, except as may be set forth in EXHIBIT K attached hereto, as of the date hereof, Seller has received no written notice from any governmental authority having jurisdiction over the Property to the effect that the Property is not in compliance with applicable laws and ordinances. Without limitation on the foregoing, Seller has not received any written notice that the Property is not in compliance with applicable zoning laws.

               (8) SERVICE CONTRACTS. To the best knowledge of Seller, as of the date hereof and as of the Closing Date, the Service Contracts identified in EXHIBIT L attached hereto constitute all of the written service contracts and equipment leases that are presently in effect with respect to the Property. To the best knowledge of Seller, except as may be set forth in EXHIBIT L attached hereto, as of the date hereof and as of the Closing Date, Seller has not received any written notice of a material default under any Service Contract that remains uncured.

               (9) KNOWLEDGE. As used in this Agreement, the phrase "the best knowledge of Seller" or any similar phrase means the present actual knowledge of Jean Paul Wardy or Fred Bruning, without any duty to make inquiry and excluding any constructive or imputed knowledge; provided, however, that nothing in this Agreement will be deemed to create or impose any personal liability of any kind on Jean Paul Wardy or Fred Bruning.

               (10) DEVELOPMENT AGREEMENTS. Seller has not entered into any unrecorded development, public financing, public improvement or other similar agreements under which there are any obligations remaining to be performed as of the Closing Date or which will be binding upon Buyer or the Property from and after the Closing Date.

          B. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants the following to Seller:

               (1) AUTHORITY. Buyer has all requisite power and authority to execute and deliver, and to perform all its obligations under this Agreement.

               (2) DUE EXECUTION. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of Buyer and does not and will not (a) require any consent or approval that has not been obtained or (b) violate any provision of Buyer's organizational documents.

               (3) ENFORCEABILITY. This Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and general equitable principles.

               (4) NO BANKRUPTCY/DISSOLUTION EVENT. No Bankruptcy/Dissolution Event has occurred with respect to Buyer, or if Buyer is a partnership, any of the general partners in Buyer. Buyer has sufficient capital or net worth to meet its obligations, including payment of the Purchase Price, under this Agreement.

          C. SURVIVAL. Any cause of action with respect to a breach of the representations and warranties set forth in this subparagraphs A and B above will survive for a period of three (3) months from the Closing Date, at which time such representations and warranties (and any cause of action resulting from a breach thereof not then in litigation) will terminate.

          D. KNOWLEDGE AS A DEFENSE. Seller will have no liability with respect to a breach of the representations and warranties set forth in subparagraph A above to the extent that Buyer proceeds with the closing of the transaction contemplated hereby with present, actual knowledge (and not imputed or constructive knowledge) of such breach prior to the Closing Date.

          E. CERTAIN LIMITATIONS. Notwithstanding anything to the contrary in this Agreement and without limitation upon the limitations elsewhere in this
Agreement: (1) neither Seller nor Buyer ("BENEFITING PARTY") will make a Claim against the other (the "NON-BENEFITING PARTY") following Closing for damages for breach or default of any representation or warranty under this Paragraph 8 or any other breach hereof (except for a breach or default under Paragraph 5 or 11A hereof), unless the amount of such Claim, in the Benefiting Party's reasonable opinion, exceeds an amount equal to Fifty Thousand Dollars ($50,000); and (2) under no circumstances will Seller be liable to Buyer following Closing on account of this Agreement, any covenant, representation, warranty, or indemnification obligation herein, any document executed in connection with this Agreement or any transaction or matter contemplated hereby, in an aggregate amount in excess of an amount equal to One Million Dollars ($1,000,000). Nothing in the foregoing provisions of this Paragraph 8E is intended to limit the effect of the remedies provided for in Paragraph 3D with respect to a breach of this Agreement prior to the Closing. In the event of a breach of this Agreement, the Benefiting Party will not be entitled to recover special or consequential damages.

          F. CERTAIN INTERIM COVENANTS OF SELLER. Until the Closing Date or the sooner termination of this Agreement:

               (1) PROPERTY MAINTENANCE. Seller will maintain the Property in the same manner as prior hereto pursuant to its normal course of business (such maintenance obligation not including extraordinary capital expenditures or expenditures not incurred in such normal course of business), subject to reasonable wear and tear and further subject to destruction by casualty or eminent domain or other events beyond the control of Seller, including changes in laws, rules, ordinances and regulations.

               (2) SERVICE CONTRACTS AND AGREEMENTS. Seller will not enter into any additional service contracts or other similar agreements affecting the Property without the prior consent of Buyer (not to be unreasonably withheld); provided, however, that Seller may enter into service contracts and agreements which are cancelable on 30 days notice without penalty without the consent of Buyer.

               (3) TENANT LEASES. Seller will continue to offer the Property for lease in the same manner as prior hereto pursuant to its normal course of business and will keep Buyer reasonably informed as to the status of leasing prior to the Closing Date. If this Agreement is in effect after the expiration of the Due Diligence Period, Seller will not enter into any new Tenant Leases or material modifications of existing Tenant Leases thereafter that have not been approved by Buyer. In no event will Seller have any obligation to enter into any new Tenant Lease or modify any existing Tenant Lease unless, subject to the provisions of Paragraph 11R, Buyer will agree to pay or reimburse Seller on the Closing Date for all leasing costs, including tenant improvement costs and allowances, leasing commissions and attorneys' fees, in connection with any Tenant Lease or modification to an existing Tenant Lease which is entered into after the date hereof (and Buyer's agreement to pay or reimburse such amounts will not be unreasonably withheld).

               (4) APPROVAL STANDARD. Any approvals by Buyer under this Paragraph 8F will not be unreasonably withheld. Without limitation on the foregoing, if Seller delivers a written request to Buyer for Buyer's approval of any matter for which Buyer's approval is required under this Paragraph 8F (an "APPROVAL REQUEST"), and Buyer fails to deliver to Seller its written disapproval of such Approval Request within two (2) business days after its receipt of such Approval Request, then Buyer will be deemed to have approved the matter such is the subject of such Approval Request.

               (5) TENANT ESTOPPELS. Seller will use good faith efforts to obtain the Target Estoppel (defined in Paragraph 10B(5)) and the estoppel certificates ("TENANT ESTOPPEL CERTIFICATES") from the tenants under Tenant Leases in (a) the forms attached to this Agreement as EXHIBIT M-1 AND M-2, provided, however, such forms of Tenant Estoppel Certificates and the Target Estoppel will be modified to contain the name and address of Buyer, (b) in the form required to be provided by such tenant and REA pursuant to its Tenant Lease or the Target REA (as hereinafter defined), or (c) if the Tenant is the United States of America (including, without limitation, the United States Postal Service), the State of Oregon or any other governmental entity, the form of standard estoppel letter or statement of lease used by such entity or agency (collectively, the "REQUIRED FORMS OF ESTOPPEL"). In no event will the receipt of the Target Estoppel or Tenant Estoppel Certificates constitute a condition to Buyer's obligations under this Agreement, other than as expressly provided in Paragraphs 10B(3)(a) and 10B(5)). Seller will be deemed to have made "good faith efforts" if Target Corporation has in fact delivered the Target Estoppel or a tenant has, in fact, delivered the requested Tenant

Estoppel Certificate or if Seller (a) delivers to Target Corporation the Target Estoppel and to all of the tenants under Tenant Leases the Tenant Estoppel Certificates in the Required Forms of Estoppel, within fifteen (15) days after the expiration of the Due Diligence Period, and (b) will have made three (3) telephone calls to the representative of Target Corporation and each tenant requesting delivery of same.

               (6) DISCLOSURE COOPERATION. If Buyer assigns its interest in this Agreement to a publicly registered company (the "REGISTERED COMPANY") that acquires title to the Property at Closing, and the Registered Company must file certain information with the United States Securities and Exchange Commission ("SEC") that relates to the period of time prior to Closing, then Seller will, at the sole cost and expense of Buyer, reasonably cooperate to provide the Registered Company with such information as may, in the opinion of counsel to the Registered Company, be necessary for the Registered Company to make the required filings with the SEC.

               9. DISCLAIMER AND RELEASE. AS AN ESSENTIAL INDUCEMENT TO SELLER TO ENTER INTO THIS AGREEMENT, BUYER ACKNOWLEDGES, UNDERSTANDS AND AGREES AS OF THE DATE HEREOF AND AS OF THE CLOSING DATE AS FOLLOWS:

          A.   DISCLAIMER.

          (1) AS-IS, WHERE-IS. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN PARAGRAPH 8A OR IN THE DEEDS, THE SALE OF THE PROPERTY HEREUNDER IS AND WILL BE MADE ON AN "AS IS, WHERE IS" BASIS AND SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE OF, AS TO, CONCERNING OR WITH RESPECT TO THE PROPERTY OR ANY OTHER MATTER WHATSOEVER.

          (2)  SOPHISTICATION OF BUYER. BUYER IS A SOPHISTICATED BUYER WHO
IS FAMILIAR WITH THE OWNERSHIP AND OPERATION OF REAL ESTATE PROJECTS SIMILAR TO THE PROPERTY AND THAT BUYER HAS OR WILL HAVE ADEQUATE OPPORTUNITY TO COMPLETE ALL PHYSICAL AND FINANCIAL EXAMINATIONS RELATING TO THE ACQUISITION OF THE PROPERTY HEREUNDER IT DEEMS NECESSARY, AND WILL ACQUIRE THE SAME SOLELY ON THE BASIS OF SUCH EXAMINATIONS AND THE TITLE INSURANCE PROTECTION AFFORDED BY THE OWNER'S POLICY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER (OTHER THAN AS EXPRESSLY PROVIDED IN PARAGRAPH 8A OR IN THE DEEDS, THE CLOSING CERTIFICATE OR THE BILL OF SALE, ASSIGNMENT AND ASSUMPTION [ADD ROOF WARRANTY ASSIGNMENT IF APPLICABLE].

          (3) DUE DILIGENCE MATERIALS. ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY IS SOLELY FOR BUYER'S CONVENIENCE AND WAS OR WILL BE OBTAINED FROM A

VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION (EXCEPT TO THE EXTENT PROVIDED IN PARAGRAPH 8A AND IN THE DEEDS, THE CLOSING CERTIFICATE OR THE BILL OF SALE, ASSIGNMENT AND ASSUMPTION [ADD ROOF WARRANTY ASSIGNMENT IF APPLICABLE]. SELLER WILL NOT BE LIABLE FOR ANY NEGLIGENT MISREPRESENTATION OR ANY FAILURE TO INVESTIGATE THE PROPERTY NOR WILL SELLER BE BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS, APPRAISALS, ENVIRONMENTAL ASSESSMENT REPORTS, OR OTHER INFORMATION PERTAINING TO THE PROPERTY OR THE OPERATION THEREOF, FURNISHED BY SELLER, MANAGER, OR BY ANY REAL ESTATE BROKER, AGENT, REPRESENTATIVE, AFFILIATE, EMPLOYEE, SERVANT OR OTHER PERSON OR ENTITY ACTING ON SELLER'S BEHALF (COLLECTIVELY, "SELLER RELATED PARTIES").

          B. RELEASE. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED TO THE CONTRARY IN THIS AGREEMENT, BUYER RELEASES SELLER AND ALL SELLER RELATED PARTIES FROM ALL CLAIMS WHICH BUYER OR ANY PARTY RELATED TO OR AFFILIATED WITH BUYER (A "BUYER RELATED PARTY") HAS OR MAY HAVE ARISING FROM OR RELATED TO ANY MATTER OR THING RELATED TO OR IN CONNECTION WITH THE PROPERTY INCLUDING THE DOCUMENTS AND INFORMATION REFERRED TO HEREIN, THE TENANT LEASES AND THE TENANTS THEREUNDER, ANY CONSTRUCTION DEFECTS, ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION AND ANY ENVIRONMENTAL CONDITIONS, AND BUYER WILL NOT LOOK TO ANY SELLER RELATED PARTIES IN CONNECTION WITH THE FOREGOING FOR ANY REDRESS OR RELIEF, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN PARAGRAPH 8 AND THOSE OBLIGATIONS OF SELLER UNDER THIS AGREEMENT WHICH ARE EXPRESSLY INTENDED TO SURVIVE THE CLOSING. THIS RELEASE WILL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING THOSE RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION. THE FOREGOING PROVISIONS OF THIS PARAGRAPH 9B WILL NOT LIMIT, HOWEVER, SELLER'S EXPRESS OBLIGATIONS UNDER THIS AGREEMENT AND THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH.

               IN ADDITION, BUYER WAIVES AND RELEASES SELLER AND ALL SELLER RELATED PARTIES FROM ANY PRESENT OR FUTURE CLAIMS BY BUYER OR ANY PERSON OR ENTITY AFFILIATED, DIRECTLY OR INDIRECTLY, WITH BUYER (EXPRESSLY EXCLUDING CLAIMS MADE BY ANY THIRD PARTY NOT AFFILIATED WITH BUYER AND ANY CLAIM MADE BY ANY GOVERNMENTAL AGENCY) ARISING FROM OR RELATING TO THE PRESENCE OR ALLEGED PRESENCE OF HARMFUL OR TOXIC SUBSTANCES IN, ON, UNDER OR ABOUT THE PROPERTY INCLUDING, WITHOUT LIMITATION, ANY CLAIMS UNDER OR ON ACCOUNT OF (I) THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS THE SAME MAY HAVE BEEN OR MAY BE AMENDED FROM TIME TO TIME, AND SIMILAR STATE

STATUTES, AND ANY REGULATIONS PROMULGATED THEREUNDER, (II) ANY OTHER FEDERAL, STATE OR LOCAL LAW, ORDINANCE, RULE OR REGULATION, NOW OR HEREAFTER IN EFFECT, THAT DEALS WITH OR OTHERWISE IN ANY MANNER RELATES TO, ENVIRONMENTAL MATTERS OF ANY KIND, OR (III) THIS AGREEMENT OR THE COMMON LAW. THE TERMS AND PROVISIONS OF THIS PARAGRAPH WILL SURVIVE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

          C. SURVIVAL. THIS PARAGRAPH 9 WILL SURVIVE THE TERMINATION OF THIS AGREEMENT OR THE CLOSING DATE AND WILL NOT BE DEEMED TO HAVE MERGED INTO ANY OF THE DOCUMENTS EXECUTED OR DELIVERED AT CLOSING. TO THE EXTENT REQUIRED TO BE OPERATIVE, THE DISCLAIMERS OR WARRANTIES CONTAINED HEREIN ARE "CONSPICUOUS" DISCLAIMERS FOR PURPOSES OF ANY APPLICABLE LAW, RULE, REGULATION OR ORDER.


          --------------------
          INITIALS OF BUYER

     10.  CONDITIONS TO CLOSING.

          A. SELLER'S CONDITIONS TO CLOSING. In addition to the conditions provided in other provisions of this Agreement, Seller's obligations to perform its undertakings provided in this Agreement (including its obligation to sell the Property) are conditioned on the following:

               (1) PERFORMANCE BY BUYER. The due performance by Buyer of each and every material undertaking and agreement to be performed by it hereunder (including the delivery to Seller of the items specified to be delivered by Buyer in Paragraph 6 hereof).

               (2) NO BANKRUPTCY OR DISSOLUTION. That at no time on or before the Closing Date will any Bankruptcy/Dissolution Event have occurred with respect to Buyer, and if Buyer is a partnership, any general partners of Buyer.

          B. BUYER'S CONDITIONS TO CLOSING. In addition to the conditions provided in other provisions of this Agreement, Buyer's obligations to perform its undertakings provided in this Agreement (including its obligation to purchase the Property) are conditioned on the following:

               (1) PERFORMANCE BY SELLER. The due performance by Seller of each and every material undertaking and agreement to be performed by it hereunder (including the delivery to Buyer of the items specified to be delivered by Seller in Paragraph 6) and the material truth of each representation and warranty made by Seller in this Agreement as of the date such representation must be true and correct (I.E., on the date of this Agreement or on the Closing Date or on both such dates as expressly provided herein). In the event a material change of circumstances occurs through no fault of Seller on or prior to the Closing Date which causes any of Seller's representations or warranties set forth in subparagraph 8A above to become materially untrue (a "CHANGE OF CIRCUMSTANCES"), Seller will have a period of thirty (30) days from the date of the discovery of such change of circumstances to cure such untrue fact or condition (and the Closing Date will be extended to accommodate such cure period). In the event that Seller does not cure such Change of Circumstances within such thirty (30) day period, Buyer will have the right, as Buyer's sole and exclusive remedies hereunder for such failure, either
(a) to terminate this Agreement by written notice to Seller, in which case, this Agreement will be null and void and of no further force or effect and the parties hereto will have no further obligations to the other and the Deposit will immediately be refunded to Buyer, or (b) to waive the foregoing right of termination and all other rights and remedies on account of such breach and to close the transaction contemplated by this Agreement.

               (2) NO BANKRUPTCY OR DISSOLUTION. That at no time on or before the Closing Date will a Bankruptcy/Dissolution Event have occurred with respect to Seller.

               (3)  TENANT ESTOPPEL CERTIFICATES.

               (a) Subject to the provisions of sub-paragraph (b) below, Buyer will have received, not less than one (1) business day prior to the Closing Date, Tenant Estoppel Certificates from tenants of the Property occupying, in the aggregate, not less than ninety percent (90%) of the gross leasable area of the Improvements occupied by tenants (and which will include Tenant Estoppel Certificates from (i) with respect to the Mall 205 Tenant Leases, Home Depot, 24-Hour Fitness, Famous Footwear and Bed, Bath and Beyond; and (ii) with respect to the Plaza 205 Tenant Leases, OfficeMax, Bally's, United States Postal Service, JoAnn Fabrics, Dollar Tree, Old Country Buffet, Providence Health Care and Oregon State Police [each, an "ANCHOR TENANT"]). Notwithstanding anything to the contrary herein, if, on or before the Closing Date, the condition set forth in this Paragraph 10B(3) is not satisfied (or waived by Buyer), then the Closing Date will be extended on a day to day basis until such condition is in fact satisfied; provided, however, that if the Closing Date is hereby extended for more than thirty (30) days, Buyer and Seller will have the right, by written notice delivered to the other, to terminate this Agreement, in which event this Agreement will terminate, the Escrow Deposit will be promptly returned to Buyer and no party hereto will have any further obligations in connection herewith except under those provisions that expressly survive a termination of this Agreement.

               (b) If Buyer has not received Tenant Estoppel Certificates from tenants of the Property occupying, in the aggregate, ninety percent (90%) or more of the gross leasable area of the Improvements occupied by tenants, including each Anchor Tenant, Seller will have the right, but not the obligation, as determined in Seller's sole discretion, to deliver to Buyer Seller's own written certificate or certificates (each, a "SELLER CERTIFICATE," and, collectively, "SELLER CERTIFICATES") as may be necessary to deliver to Buyer a combination of Tenant Estoppel Certificates and Seller Certificates for tenants of the Property occupying, in the aggregate, at least ninety percent (90%) of the gross leasable area of the Improvements occupied by tenants. Each Seller Certificate will be in the appropriate form of the Tenant Estoppel Certificate for a Tenant Lease, provided, however, that any statements in a Seller Certificate that are not determinable upon a reading of the applicable Tenant Lease will be based upon Seller's actual knowledge. If Seller delivers a Seller Certificate to Buyer, and thereafter Buyer receives a duly executed Tenant Estoppel Certificate for the Tenant Lease, then it will supersede the Seller Certificate as to all matters addressed in the Tenant Estoppel Certificate, and Seller will have no further liability under the Seller Certificate with respect to such matters. If Seller delivers a Seller Certificate to Buyer with respect to a Tenant Lease, Seller will indemnify and defend Buyer from and against all claims, liabilities and losses that Buyer incurs as a result of any material misrepresentation of any matter contained in the Seller Certificate, except to the extent such Seller Certificate has been superseded by a Tenant Estoppel Certificate as provided above. Seller's obligations under any Seller Certificate will be subject to the provisions of this Agreement relating to limitation of liability and will survive the Closing of the transaction contemplated by this Agreement for the period set forth in Paragraph 8C hereof. Notwithstanding the foregoing, Seller shall not be required to deliver, and Buyer shall not be required to accept, a Seller Certificate from an Anchor Tenant leasing more than 15,000 rentable square feet of space.

               (4) MANAGEMENT AND LEASING AGREEMENTS. Seller will terminate all property management and leasing agreements pertaining to the Property as of the Closing Date.

               (5) TARGET ESTOPPEL. Buyer will have received, on or prior to the Closing Date, an estoppel certificate (the "TARGET ESTOPPEL") from Target Corporation, in the form attached hereto as EXHIBIT M-2 relating to the construction, operating and reciprocal easement agreement (the "TARGET REA") pertaining to the use by Target Corporation of a portion of the Mall 205 Land and land adjacent to the Mall 205 Land.

     11.  MISCELLANEOUS.

          A.   BROKERAGE ISSUES.

               (1) GENERALLY. Except as provided in subparagraph (2) below, Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Agreement or to its knowledge is in any way connected with any of such transactions. In the event of a claim for broker's or finder's fee or commissions in connection herewith, then Seller will indemnify, protect, defend and hold Buyer harmless from and against the same if it will be based upon any statement or agreement alleged to have been made by Seller, and Buyer will indemnify, protect, defend and hold Seller harmless from and against the same if it will be based upon any statement or agreement alleged to have been made by Buyer.

               (2) BROKER'S COMMISSION. CB Richard Ellis, Inc., a Delaware corporation ("BROKER") has been engaged in connection with the transaction contemplated by this Agreement, and without limitation on the foregoing provisions of this Paragraph, if and only if the transaction contemplated hereby will close in accordance with the terms of this Agreement, Seller will pay Broker the commission ("COMMISSION") pursuant to a separate agreement between Seller and Broker.

          B. LIMITATION OF LIABILITY. No present or future partner, member, manager, director, officer, shareholder, employee, trustee, advisor, affiliate or agent of or in Seller or any affiliate of Seller will have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or in connection with the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Buyer and its successors and assigns and, without limitation, all other persons and entities, will look solely to Seller's assets for the payment of any claim or for any performance, and Buyer hereby waives any and all such personal liability. The limitations of liability contained in this Paragraph will survive the termination of this Agreement or the Closing Date, as applicable, and are in addition to, and not in limitation of, any limitation on liability applicable to Seller provided elsewhere in this Agreement or by law or by any other contract, agreement or instrument.

          C. SUCCESSORS AND ASSIGNS. Buyer may not assign or transfer its rights or obligations under this Agreement (or make an offer or enter into negotiations to do so) without the prior written consent of Seller (in which event such transferee will assume in writing all of the transferor's obligations hereunder, but such transferor will not be released from its obligations hereunder); provided, however, Buyer may assign its interest in this Agreement to a single-purpose bankruptcy remote entity which is controlled by Buyer (in which event such transferee will assume in writing all of the transferor's obligations hereunder). As used herein, "controlled by Buyer" with respect to an entity means that Buyer: (1) has the sole ability to direct the management, policies and operation of such entity, directly or indirectly, through voting securities or otherwise; and (2) Buyer owns more than fifty percent (50%) of the direct or indirect ownership interests in such entity. Any change in control or majority ownership of Buyer constitutes an assignment for purposes of this subparagraph. No consent given by Seller to any transfer or assignment of Buyer's rights or obligations hereunder will be construed as a consent to any other transfer or assignment of Buyer's rights or obligations hereunder. In addition, Buyer will not re-sell the Property or assign its rights or obligations under this Agreement (or make an offer or enter into negotiations to do so) through a "double escrow" or other similar mechanism without Seller's prior written consent. No transfer or assignment in violation of the provisions hereof will be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof will inure to the benefit of and will be binding upon the successors and assigns of the parties.

          D. NOTICES. Any notice which a party is required or may desire to give the other party will be in writing and may be delivered (1) personally, (2) by Federal Express or other reputable courier service regularly providing evidence of delivery (with charges paid by the party sending the notice); or (3) by telecopy, provided that such telecopy will be immediately followed by delivery of such notice pursuant to clause (1) or (2) above. Any such notice will be addressed as follows (subject to the right of a party to designate a different address for itself by notice similarly given):

TO BUYER:

Inland Real Estate Acquisitions, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60523
Attention: G. Joseph Cosenza, President
Telephone:   (630) 218-8000
Telecopier:  (630) 218-4935

WITH A COPY TO:

The Inland Group, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60523
Attention: Robert Baum, General Counsel
Telephone:   (630) 218-8000
Telecopier:  (630) 218-4900 and (630) 571-2360

TO SELLER:

Mall 205, L.L.C.
Portland Plaza 205, L.L.C.
Plaza Parcel, L.L.C.
S.E. 96th Ave., L.L.C.
S.E. Washington St., L.L.C.
PM 205 Parcel, L.L.C.
649 NW 12th Street
Gresham, Oregon  97030
Attention:   Mr. Jean Paul Wardy
Telephone:   (503) 666-1233
Telecopier:  (503) 666-1404

WITH COPY TO:

c/o Oaktree Capital Management, LLC
28th Floor
333 South Grand Avenue
Los Angeles, California  90071
Attention:  Mr. Greg Geiger
Telephone:  213-830-6317
Telecopy: 213-830-6392

WITH COPY TO:

c/o Oaktree Capital Management, LLC
34th Floor
1301 Avenue of the Americas
New York, New York  10019
Attention: Marc Porosoff, Esq.
Telephone: 212-284-1902
Telecopy: 212-284-1905

WITH COPY TO:

Pircher, Nichols & Meeks
900 North Michigan Avenue, Suite 1050
Chicago, Illinois 60611
Attention:   Real Estate Notices (EJML/DGS)
Telephone:   (312) 915-3112
Telecopier:  (312) 915-3348

TO ESCROW HOLDER

Chicago Title Insurance Company
171 North Clark Street
Chicago, Illinois 60601
Attention: Ms. Nancy Castro
Telephone:  (312) 223-2709
Telecopier: (312) 223-4954

TO TITLE COMPANY:

Chicago Title Insurance Company of Oregon
888 SW 5th Avenue, Suite 930
Portland, Oregon 97204
Attention:   Ms. Cheryle Eastman
Telephone:   (503) 973-7410
Telecopier:  (503) 471-0510

Any notice so given by mail will be deemed to have been given as of the date of delivery (whether accepted or refused) established by the overnight carrier's proof of delivery. Any such notice not so given will be deemed given upon actual receipt of the same by the party to whom the same is to be given. Notices may be given by facsimile transmission and will be deemed given upon the actual receipt of the same by the individual to which they are addressed, and will be promptly followed by a hard copy notice by mail as provided above.

          E. LEGAL COSTS. In the event any action be instituted by a party to enforce this Agreement, the prevailing party in such action (as determined by the court, agency or other authority before which such suit or proceeding is commenced), will be entitled to such reasonable attorneys' fees, costs and expenses as may be fixed by the decision maker. The foregoing includes, but is not limited to, reasonable attorneys' fees, expenses and costs of investigation incurred in (1) appellate proceedings; (2) in any post-judgement proceedings to collect or enforce the judgement; (3) establishing the right to indemnification; and (4) any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code (11 United States Code Sections 101 ET SEQ.), or any successor statutes. This provision is separate and several and will survive the consummation of the transaction contemplated by Agreement or the earlier termination of this Agreement.

          F. CONFIDENTIALITY. The terms of the transfers contemplated in this Agreement, including the Purchase Price and all other financial terms, as well as the information discovered by Buyer and its agents in connection with its due diligence investigation of the Property will remain confidential and will not be disclosed by either party hereto without the written consent of the other except
(1) to such party's directors, officers, partners, members, employees, legal counsel, accountants, engineers, architects, financial advisors and similar professionals and consultants to the extent such party deems it necessary or appropriate in connection with the transaction contemplated hereunder (and such party will inform each of the foregoing parties of such party's obligations under this Paragraph and will secure the agreement of such parties to be bound by the terms hereof); or (2) as otherwise required by law or regulation. Each party will indemnify, defend and hold the other party harmless from and against any Claims arising from a breach by it or any of its affiliated entities of this Paragraph. The restrictions in this Paragraph will survive a termination of this Agreement but will terminate upon the purchase of the Property by Buyer.

          G. FURTHER INSTRUMENTS. Each party will, whenever and as often as it will be requested so to do by the other, cause to be executed, acknowledged or delivered any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Agreement.

          H.   MATTERS OF CONSTRUCTION.

               (1) INCORPORATION OF EXHIBITS. All exhibits attached and referred to in this Agreement are hereby incorporated herein as fully set forth in (and will be deemed to be a part of) this Agreement.

               (2) ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters except the Escrow Agreement.

               (3) TIME OF THE ESSENCE. Subject to subparagraph (4) below, time is of the essence of this Agreement.

               (4) NON-BUSINESS DAYS. Whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time (or by a particular date) that ends (or occurs) on a non-business day, then such period (or date) will be extended until the immediately following business day. As used herein, "BUSINESS DAY" means any day other than a Saturday, Sunday or federal or Illinois state holiday.

               (5) SEVERABILITY. If any term or provision of this Agreement or the application thereof to any person or circumstance will, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, will not be affected thereby, and each such term and provision of this Agreement will be valid and be enforced to the fullest extent permitted by law.

               (6) INTERPRETATION. Words used in the singular will include the plural, and vice-versa, and any gender will be deemed to include the other. Whenever the words "including", "include" or "includes" are used in this Agreement, they should be interpreted in a non-exclusive manner. The captions and headings of the Paragraphs of this Agreement are for convenience of reference only, and will not be deemed to define or limit the provisions hereof. Except as otherwise indicated, all Exhibit and Paragraph references in this Agreement will be deemed to refer to the Exhibits and Paragraphs in this Agreement. Each party acknowledges and agrees that this Agreement (a) has been reviewed by it and its counsel; (b) is the product of negotiations between the parties, and (c) will not be deemed prepared or drafted by any one party. In the event of any dispute between the parties concerning this Agreement, the parties agree that any ambiguity in the language of the Agreement is to not to be resolved against Seller or Buyer, but will be given a reasonable interpretation in accordance with the plain meaning of the terms of this Agreement and the intent of the parties as manifested hereby.

               (7) NO WAIVER. Waiver by one party of the performance of any covenant, condition or promise of the other party will not invalidate this Agreement, nor will it be deemed to be a waiver by such party of any other breach by such other party (whether preceding or succeeding and whether or not of the same or similar nature). No failure or delay by one party to exercise any right it may have by reason of the default of the other party will operate as a waiver of default or modification of this Agreement or will prevent the exercise of any right by such party while the other party continues to be so in default.

               (8) CONSENTS AND APPROVALS. Except as otherwise expressly provided herein, any approval or consent provided to be given by a party hereunder may be given or withheld in the absolute discretion of such party.

               (9) GOVERNING LAW. THIS AGREEMENT WILL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF OREGON (WITHOUT REGARD TO CONFLICTS OF LAW).

               (10) THIRD PARTY BENEFICIARIES. Except as otherwise expressly provided in this Agreement, Seller and Buyer do not intend by any provision of this

Agreement to confer any right, remedy or benefit upon any third party (express or implied), and no third party will be entitled to enforce or otherwise will acquire any right, remedy or benefit by reason of any provision of this Agreement.

               (11) AMENDMENTS. This Agreement may be amended by written agreement of amendment executed by all parties, but not otherwise.

               (12) SURVIVAL. Unless otherwise expressly provided for in this Agreement, the representations, warranties, covenants and conditions of the parties set forth in this Agreement will not survive the consummation of the transaction contemplated by this Agreement and the delivery and recordation of the Deeds.

          I. BUYER'S DELIVERY OF CERTAIN INFORMATION. In the event the transaction contemplated hereby will fail to close for any reason other than a default by Seller hereunder, Buyer will, at its expense, promptly deliver to Seller (1) all existing originals and copies of the written information and materials supplied to Buyer by Seller, Manager or their respective agents; and
(2) true, accurate and complete copies of any written information concerning the Property prepared by or on behalf of Buyer in connection with its investigations hereunder (including any reports, audits and appraisals prepared by any third parties). Seller will not hold Buyer responsible for the accuracy of any information prepared by third parties which is delivered to Seller in connection with this Paragraph.

          J. POST CLOSING ACCESS. For a period of six (6) months subsequent to the Closing Date, Seller and its employees, agents and representatives will be entitled to access during business hours to all documents, books and records given to Buyer by Seller at the Closing for tax and audit purposes, regulatory compliance, and cooperation with governmental investigations upon reasonable prior notice to Buyer, and will have the right to make copies of such documents, books and records at Seller's expense.

          K. SECTION 1031 EXCHANGE. Buyer acknowledges that Northwest Retail Member, L.L.C. and/or Northwest Retail Associates, L.L.C., the entities directly or indirectly comprising Seller (collectively, "SELLER MEMBER"), may be assigned all or a portion of Seller's rights under this Agreement in order that Seller Member may sell a portion of the Property outright or as part of an IRC Section 1031 tax deferred exchange. Buyer agrees to reasonably cooperate (but not act as an accommodator or qualified intermediary) with Seller Member in such sale or exchange, provided that (i) such cooperation and the effecting of the sale or exchange will be at no additional cost, expense or liability to Buyer; and (ii) the sale or exchange will not prevent, delay or be a condition to Closing. Seller will have the right to assign a portion of this Agreement and its rights hereunder to Seller Member, and Seller Member will have the right to assign its rights under this Agreement to a qualified intermediary selected and designated by Seller Member without the consent of Buyer and without such assignments constituting a default under this Agreement, provided that Seller delivers prior written notification of such assignment to Buyer and provided that such assignments by Seller and Seller Member will not relieve Seller of its obligations hereunder. The provisions of this sub-paragraph K will survive the Closing.

          M. INDEMNIFICATION OBLIGATIONS. If the Closing occurs, then the parties will have the following respective indemnification obligations, which indemnification obligations will survive the Closing for a period of six (6) months from the Closing Date, at which time the indemnification obligations with respect to which the Indemnitee (defined below) has not provided the Indemnitor (defined below) written notice will terminate.

               (i) INDEMNIFICATION BY SELLER. Seller will protect, defend, indemnify and hold Buyer and the Property harmless from and against any Claim, made by any person or entity other than a Tenant, Buyer, an affiliate of Buyer, or a successor-in-interest to Buyer, in any way related to the Property and arising or accruing prior to Closing Date.

               (ii) INDEMNIFICATION BY BUYER. Buyer will protect, defend, indemnify and hold Seller harmless from and against any Claim, made by any person or entity other than a Tenant, Seller or an affiliate of Seller, in any way related to the Property and first arising or accruing on or after the Closing Date.

               (iii) GENERALLY. The indemnification obligations under this Agreement, including those set forth in this subparagraph L, will be subject to the following provisions:

               (1) The party seeking indemnification ("INDEMNITEE") will notify the other party ("INDEMNITOR") of any Claim against Indemnitee within forty-five
(45) days after it has notice of such Claim, but failure to notify Indemnitor will in no case prejudice the rights of Indemnitee under this Agreement unless Indemnitor will be prejudiced by such failure and then only to the extent of such prejudice. Should Indemnitor fail to discharge or undertake to defend Indemnitee against such liability (with counsel approved by Indemnitee), within thirty (30) days after Indemnitee gives Indemnitor written notice of the same, then Indemnitee may settle such Claim, and Indemnitor's liability to Indemnitee will be conclusively established by such settlement, the amount of such liability to include both the settlement consideration and the reasonable costs and expenses, including attorneys' fees, incurred by Indemnitee in effecting such settlement. Indemnitee will have the right to employ its own counsel in any such case, but the fees and expenses of such counsel will be at the expense of Indemnitee unless: (a) the employment of such counsel will have been authorized in writing by Indemnitor in connection with the defense of such action, (b) Indemnitor will not have employed counsel to direct the defense of such action, or (c) Indemnitee will have reasonably concluded that there may be defenses available to it which are different from or additional to those available to Indemnitor (in which case Indemnitor will not have the right to direct the defense of such action or of Indemnitee), in any of which events such fees and expenses will be borne by Indemnitor.

               (2) The indemnification obligations under this Agreement will cover the costs and expenses of Indemnitee, including reasonable attorneys' fees, related to any actions, suits or judgments incident to any of the matters covered by such indemnities.

               (3) The indemnification obligations under this Agreement will also extend to any present or future advisor, trustee, director, officer, partner, member, manager, employee, beneficiary, shareholder, participant or agent of or in Indemnitee or any entity now or hereafter having a direct or indirect ownership interest in Indemnitee.

          N. JURISDICTION; VENUE. Each party hereby consents to the exclusive jurisdiction of any state or federal court located within Multnomah County, Oregon, waives personal service of any and all process upon it, consents to service of process by registered mail directed to each party at the address for notices herein, and acknowledges that service so made will be deemed to be completed upon actual delivery thereof (whether accepted or refused). Each party further consents and agrees that venue of any action instituted under this Agreement will be proper solely in Multnomah County, Oregon, and hereby waives any objection to such venue.

          O. WAIVER OF TRIAL BY JURY. The parties hereby irrevocably waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement. This waiver will apply to any subsequent amendments, renewals, supplements or modifications to this Agreement. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

          P. NO RECORDATION. In no event will this Agreement or any document or other memorandum related to the subject matter of this Agreement be recorded without the consent of Seller.

          Q. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to constitute an original, but all of which, when taken together, will constitute one and the same instrument, with the same effect as if all of the parties to this Agreement had executed the same counterpart.

          Q. STATUTORY DISCLAIMER. THE PROPERTY DESCRIBED IN THIS INSTRUMENT MAY NOT BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO LAND USE LAWS AND REGULATIONS, WHICH, IN FARM OR FOREST ZONES, MAY NOT AUTHORIZE CONSTRUCTION OR SITING OF A RESIDENCE AND WHICH LIMIT LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930 IN ALL ZONES. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES AND EXISTENCE OF FIRE PROTECTION FOR STRUCTURES.

          R.   LEASING FOLLOWING CLOSING.

          (1) LEASING ESCROW ACCOUNT. On the Closing Date, Seller will fund an escrow account (the "LEASING ESCROW ACCOUNT") in an amount (the "LEASING FUND DEPOSIT") equal to the sum of the annual rents and reimbursable expenses set forth in EXHIBIT N hereto for any portion of the Property identified in EXHIBIT N that is not then subject to a Tenant Lease under which the tenant has commenced to pay rent and reimbursable expenses. The funds so deposited into the Leasing Escrow Account, together with any interest from time to time earned thereon, are referred to herein as the

"LEASING FUNDS". The Leasing Escrow Account will be an interest-bearing escrow account to be held by the Title Company pursuant to the terms of an escrow agreement similar in form to the Escrow Agreement. The Leasing Funds will be invested in only the following investments selected by Seller: (i) United States Treasury obligations; or (ii) United States Treasury-backed repurchase agreements issued by a major national money center banking institution.

          (2)  PAYMENTS FROM LEASING ESCROW ACCOUNT.

          (a) On the Closing Date and on the first day of each and every calendar month thereafter, until twelve (12) payments have been made, the Title Company will pay to Buyer, from the Leasing Escrow Account, an amount (the "MONTHLY LEASING PAYMENT") equal to one-twelfth (1/12th) of the sum of the annual rents and reimbursable expenses set forth in EXHIBIT N hereto for any portion of the Property identified in EXHIBIT N that is not then subject to a Tenant Lease under which the tenant has commenced to pay rent. If the Closing Date occurs on a date other than the first business day of a calendar month, then the Monthly Leasing Payment for the period from the Closing Date through the expiration of the calendar month in which Closing occurs will equal the product of (i) the Monthly Leasing Payment for a full calendar month, measured as of such date, and (ii) a fraction, the numerator of which is the number of days from and including the Closing Date through the expiration of the calendar month in which Closing occurs and the denominator of which is thirty (30). If the Closing Date occurs on a date other than the first business day of a calendar month, then the final installment of the Monthly Leasing Payment will be adjusted to account for such partial calendar month.

          (b) The Monthly Leasing Payment will be disbursed by Title Company to Buyer on the first day of each calendar month, provided, however, if prior to the first day of a calendar month a tenant (i) has executed a lease for a premises described on EXHIBIT N and (ii) commenced to pay rent and reimbursable expenses thereunder, then the Monthly Leasing Payment will be reduced by the amount of rent and reimbursable expenses payable by such tenant for a calendar month. Seller or Buyer will be entitled to deliver notice to Title Company setting forth the adjustment in the Monthly Leasing Payment that will be made from and after such date. The party not delivering notice will be entitled to object to the delivery by the other party of notice describing the adjustment in the Monthly Leasing Payment. The written direction of a party will include a calculation of the amount of the Monthly Leasing Payment to be paid by Title Company. Buyer or Seller will endeavor to provide the written direction to Title Company two (2) business days prior to the first day of a calendar month in order for Title Company, absent objection from the non-sending party, to disburse the Monthly Leasing Payment to Buyer in the requested amount. Whether or not such a notice has been delivered, the funds held in the Leasing Escrow Account that are attributable to a premises for which a tenant is paying rent and reimbursable expenses will belong to Seller from and after the commencement of payment of rent by that tenant.

          (c) Because Seller will have given a credit to Buyer on the Closing Date for the amount of tenant improvement and leasing costs that are expected to be payable with respect to the premises described in EXHIBIT N that are not leased as of the Closing

Date (and for the premises leased as of the Closing Date for which the tenant has not commenced paying rent and reimbursable expenses), as provided in Paragraph 6D(3), Seller will not have any liability whatsoever for the payment of tenant improvement costs or leasing commissions from and after the Closing Date, to the extent credited to Buyer at Closing. In that event that, as of the Closing Date, any costs for tenant improvement obligations or leasing commissions with respect to the premises described in EXHIBIT N have been incurred by Seller (and credited to Buyer) but have not been paid in full, then Buyer will assume the obligation to pay and satisfy same pursuant to one or more instruments of assignment and assumption reasonably satisfactory to Buyer and Seller. The parties acknowledge that Seller will have no liability whatsoever under, or with respect to any matter covered by, a Tenant Lease, construction contract, leasing agreement or service contract executed after the Closing Date.

          (3)  FINAL DISBURSEMENT. On the first anniversary of the Closing Date,
(a) all Leasing Funds that are remaining in the Leasing Escrow Account that are not owing to Buyer will be promptly remitted to Seller by Title Company, (b) all Leasing Funds that are remaining in the Leasing Escrow Account that are not owing to Seller will be promptly remitted to Buyer by Title Company, and (c) all Leasing Funds paid to Buyer at any time that should have been remitted to Seller will be refunded by Buyer to Seller.

          (4) SURVIVAL. The provisions of this subparagraph R will survive Closing hereunder.

     THE SUBMISSION OF THIS AGREEMENT FOR EXAMINATION IS NOT INTENDED TO NOR WILL CONSTITUTE AN OFFER TO SELL, OR A RESERVATION OF, OR OPTION OR PROPOSAL OF ANY KIND FOR THE PURCHASE OF THE PROPERTY. IN NO EVENT WILL ANY DRAFT OF THIS AGREEMENT CREATE ANY OBLIGATION OR LIABILITY, IT BEING UNDERSTOOD THAT THIS AGREEMENT WILL BE EFFECTIVE AND BINDING ONLY WHEN A COUNTERPART HEREOF HAS BEEN EXECUTED AND DELIVERED BY EACH PARTY HERETO AND THE INITIAL DEPOSIT IS DELIVERED TO TITLE COMPANY.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                         PORTLAND PLAZA 205, L.L.C.,
                         A DELAWARE LIMITED LIABILITY COMPANY

                         By:  Northwest Retail Member, L.L.C.,
                              a Delaware limited liability company,
                              its duly authorized Member

                              By:  Oaktree Capital Management, LLC,
                                   a California limited liability company,
                                   its Manager

                                   By:
                                      ------------------------------------
                                   Name:
                                        ----------------------------------
                                   Title:
                                         ---------------------------------

                                   By:
                                      ------------------------------------
                                   Name:
                                        ----------------------------------
                                   Title:
                                         ---------------------------------

                         PLAZA PARCEL, L.L.C.,
                         A DELAWARE LIMITED LIABILITY COMPANY

                         By:  Northwest Retail Member, L.L.C.,
                              a Delaware limited liability company,
                              its sole Member

                              By:  Oaktree Capital Management, LLC,
                                   a California limited liability company,
                                   its Manager

                                   By:
                                      ------------------------------------
                                   Name:
                                        ----------------------------------
                                   Title:
                                         ---------------------------------

                                   By:
                                      ------------------------------------
                                   Name:
                                        ----------------------------------
                                   Title:
                                         ---------------------------------

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

                         MALL 205, L.L.C.,
                         A DELAWARE LIMITED LIABILITY COMPANY

                         By:  Northwest Retail Member, L.L.C.,
                              a Delaware limited liability company,
                              its duly authorized Member

                              By:  Oaktree Capital Management, LLC,
                                   a California limited liability company,
                                   its Manager

                                   By:
                                      ------------------------------------
                                   Name:
                                        ----------------------------------
                                   Title:
                                         ---------------------------------

                                   By:
                                      ------------------------------------
                                   Name:
                                        ----------------------------------
                                   Title:
                                         ---------------------------------

                         S.E. 96TH AVE., L.L.C.,
                         A DELAWARE LIMITED LIABILITY COMPANY

                         By:  Northwest Retail Associates, L.L.C.,
                              a Delaware limited liability company,
                              its sole member

                              By:
                                 -----------------------------------------
                              Name:
                                   ---------------------------------------
                              Title:
                                    --------------------------------------

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

                         S.E. WASHINGTON ST., L.L.C.,
                         A DELAWARE LIMITED LIABILITY COMPANY

                         By:  Northwest Retail Member, L.L.C.,
                              a Delaware limited liability company,
                              its sole member

                              By:  Oaktree Capital Management, LLC,
                                   a California limited liability company,
                                   its manager

                                   By:
                                       -----------------------------------
                                   Name:
                                         ---------------------------------
                                   Title:
                                          --------------------------------

                                   By:
                                       -----------------------------------
                                   Name:
                                         ---------------------------------
                                   Title:
                                          --------------------------------


                         PM 205 PARCEL, L.L.C.,
                         A DELAWARE LIMITED LIABILITY COMPANY

                         By:  Parcel 205 Member, L.L.C.,
                              a Delaware limited liability company,
                              its sole member

                              By:  Oaktree Capital Management, LLC,
                                   a California limited liability company,
                                   its manager

                                   By:
                                       ------------------------------
                                   Name:
                                         ----------------------------
                                   Title:
                                          ---------------------------

                                   By:
                                       ------------------------------
                                   Name:
                                         ----------------------------
                                   Title:
                                          ---------------------------

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

                              INLAND REAL ESTATE ACQUISITIONS, INC.,
                              AN ILLINOIS CORPORATION


                              By:
                                 -----------------------------------------
                              Name:
                                   ---------------------------------------
                              Title:
                                    --------------------------------------

                        REAL PROPERTY PURCHASE AGREEMENT

                                    MALL 205
                                    PLAZA 205

                                  EXHIBIT LIST


     Exhibit A-1    -    Description of Mall 205 Land

     Exhibit A-2    -    Description of Plaza 205 Land

     Exhibit B-1    -    Inventory of Mall 205 Personal Property

     Exhibit B-2    -    Inventory of Plaza 205 Personal Property

     Exhibit C      -    Form of Deposit Escrow Agreement

     Exhibit D-1    -    Due Diligence Information

     Exhibit D-2    -    Buyer's Due Diligence Checklist

     Exhibit E      -    Form of Deeds

     Exhibit F      -    Form of Bill of Sale, Assignment and Assumption

     Exhibit G      -    Form of Certificate of "Non-Foreign" Status

     Exhibit H      -    Form of Closing Certificate

     Exhibit I      -    Form of Notice to Tenants

     Exhibit J      -    Rent Roll

     Exhibit K      -    Exceptions to Seller's Warranties

     Exhibit L      -    List of Service Contracts

     Exhibit M-1    -    Form of Tenant Estoppel Certificate

     Exhibit M-2    -    Form of Target REA COREA Estoppel Certificate

     Exhibit N      -    Projected Rents, Leasing Commissions and Tenant
                         Improvement Costs for Premises Not Presently Subject to Leases or Occupied by Rent-Paying Tenants

                                   EXHIBIT A-1

                          DESCRIPTION OF MALL 205 LAND

                               [SEE ATTACHED PAGE]

                                   EXHIBIT A-2

                          DESCRIPTION OF PLAZA 205 LAND

                               [SEE ATTACHED PAGE]

                                   EXHIBIT B-1

                     INVENTORY OF MALL 205 PERSONAL PROPERTY


                                    Chain Saw
                                  Drop Spreader
                                   Leaf Blower
                                  Weed Whacker
                                   Wheelbarrow
                                     Grinder
                                   Tool Boxes
                            Miscellaneous Hand Tools
                                 Floor Scrubber
                                  Floor Sweeper
                             Billy Goat Vacuum, 8hp
                            Wet/Dry Vacuum, 20 gallon
                             Wet/Dry Vacuum, gallon
                               Vacuum Cleaners (2)
                         Step Ladder, Aluminum, 10-foot
                          Step Ladder, Aluminum, 6-foot
                                 Pressure Washer
                                 Time Clocks (2)
                                Walkie Talkie (7)
                                Refrigerator (2)

                                   EXHIBIT B-2

                    INVENTORY OF PLAZA 205 PERSONAL PROPERTY

                                    Desks (6)
                                   Chairs (10)
                                Conference Table
                          Lexmark 4039 10 Plus Printer
                              Canon LBP 430 Printer
                                   Typewriter
                    Xerox 5028 Copy Machine (5050390 Copies)
                                  Cabinets (10)
                              Tables (20) and Cart

                                    EXHIBIT C

                        FORM OF DEPOSIT ESCROW AGREEMENT


             Escrow Agreement among Seller, Buyer and Escrow Holder.

                                     RECITAL

     Seller and Buyer have entered into the Purchase Agreement dated effective as of December 3, 2003 for the Property. In connection with the transactions contemplated by the Purchase Agreement, Buyer and Seller have requested Escrow Holder to hold the Deposit (as defined in the Purchase Agreement) under the Purchase Agreement in escrow in accordance with the terms of this Agreement.

     NOW THEREFORE, in consideration of the covenants herein and other valuable consideration, Seller, Buyer and Escrow Holder agree as follows:

          1. DEFINITION OF TERMS - Throughout this Agreement the following terms will be defined as indicated.

          TERM                          DEFINITION

          Seller                        Mall 205, L.L.C.
                                        Portland Plaza 205, L.L.C.
                                        Plaza Parcel, L.L.C.
                                        S.E. 96th Ave., L.L.C.
                                        S.E. Washington St., L.L.C.
                                        PM 205 Parcel, L.L.C.


          Seller's Address              28th Floor
                                        333 South Grand Avenue
                                        Los Angeles, California  10019
                                        Attention:  Mr. Greg Geiger

          Buyer                         Inland Real Estate Acquisitions, Inc.

          Buyer's Addresses             2901 Butterfield Road
                                        Oak Brook, Illinois  60523
                                        Attention: Mr. G. Joseph Cosenza

          Escrow Holder (until the
          Expiration of the Due
          Diligence Period and the      Chicago Title Insurance Company
          delivery of the Deposit)      ("CTIC")

          Address                       171 North Clark Street
                                        Chicago, Illinois 60601
                                        Attention: Ms. Nancy Castro

          Escrow Holder (after the
          Expiration of the Due
          Diligence Period and upon     Chicago Title Insurance Company of
          assignment of this Agreement) Oregon ("CTICO")

          Address                       888 SW 5th Avenue, Suite 930
                                        Portland, Oregon  97204
                                        Attention:  Ms. Cheryle Eastman

          Purchase Agreement            Dated as of December 3, 2003

          Property                      See Exhibits A-1 and A-2 to Purchase
                                        Agreement

          Initial Escrow Deposit        $1,000,000

          Additional Escrow Deposit     $1,000,000

          Date of this Escrow Agreement December 3, 2003

          2. RECEIPT OF ESCROW CHECK - CTIC may receive the check or wire transfer representing the Initial Escrow Deposit, and CTICO may receive the check or wire transfer representing the Additional Escrow Deposit under the Purchase Agreement (the Initial Escrow Deposit, the Additional Escrow Deposit and any interest accrued thereon is hereinafter called the "DEPOSIT"). CTIC agrees to hold the Deposit on the terms and conditions set forth in this Agreement. If Buyer does not deliver a notice terminating the Purchase Agreement on or before 5:00 PM Pacific Time on Monday, December 29, 2003, then CTIC shall assign all of its right, title and interest in and to this Agreement to CTICO in the form attached hereto as SCHEDULE 1, and, from and after the date of such assignment, (a) CTIC shall transfer the Initial Escrow Deposit to CTICO and (b) CTICO shall, for all purposes, act as the Escrow Holder under this Agreement.

          3. DISPOSITION OF CONTRACT DEPOSIT - Escrow Holder shall hold and dispose of the Deposit in accordance with the terms of this Agreement or in accordance with any instruction or instructions which shall be signed jointly by both Seller and Buyer, or in accordance with separate instructions of like tenor signed by Seller and Buyer. Seller and Buyer hereby instruct and authorize Escrow Holder to invest the Deposit in any of the following: (i) United States Treasury obligations; (ii) United States Treasury-backed repurchase agreements issued by a major national money center banking institution reasonably acceptable to Seller; or (iii) such other investments as may be reasonably acceptable to Seller and Buyer. If Escrow Holder will receive an instruction (hereinafter the "INSTRUCTION") with respect to the Deposit, or any part thereof, from Seller but not from Buyer, or from Buyer but not from Seller (the party giving the Instruction being hereinafter referred to as the "INSTRUCTING PARTY" and the party which will not have given the Instruction being hereinafter referred to as the "NON-INSTRUCTING PARTY"), Escrow Holder will transmit a copy of the Instruction received from the Instructing Party to the Non-Instructing Party. Escrow Holder will not act in accordance with the Instruction unless and until the Non-Instructing Party will notify Escrow Holder in writing that Escrow Holder is to comply with the Instruction. If the Non-Instructing Party will advise Escrow Holder not to comply with the Instruction, Escrow Holder will not act in accordance with the Instruction, but may thereafter either

                    (a)  act solely in accordance with any of the following:

                         (i) a new Instruction signed jointly by Seller and Buyer;

                         (ii) separate Instructions of like tenor from each of Seller and Buyer;

                         (iii) a certified copy of an arbitrator's award issued
                               under the rules of the American Arbitration
                               Association as to which Escrow Holder will have received an opinion of a law firm satisfactory to Escrow Holder in its sole and absolute discretion that such award is final beyond appeal; or

                         (iv) a certified copy of a judgment of a court of competent jurisdiction as to which Escrow Holder will have received an opinion of a law firm satisfactory to Escrow Holder in its sole and absolute discretion that such award is final beyond appeal; or

                    (b) deposit the Deposit with a court selected by Escrow Holder and in such event all liability and responsibility of Escrow Holder will terminate upon such deposit having been made.

               4. RESPONSIBILITY - Escrow Holder will not be bound in any way by the Purchase Agreement or any other agreement between Seller and Buyer, whether or not it has knowledge thereof, and Escrow Holder's only duties and responsibilities will be to hold and to dispose of the Deposit in accordance with the terms of this Agreement.

               5. NOTICE - Any notice, report, demand or instruction required or permitted under this Agreement will be deemed to have been sufficiently transmitted, delivered, given or served for all purposes if delivered by nationally recognized overnight courier service which provides a receipt to the parties at their addresses hereinabove set forth (if to Seller, with a copy to Pircher, Nichols & Meeks, 900 North Michigan Avenue, Chicago, Illinois 60611, Attn: Real Estate Notices (EJML); if to Buyer, with a copy to The Inland Group, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Robert Baum, Esq.), or at such other address as a party may hereafter designate by written notice as herein provided. The effective date of delivery or transmittal of a notice, report, demand or instruction will be the actual date that delivery is effected.

               6. MISCELLANEOUS - This Agreement will be governed by and construed in accordance with the laws of the State of Oregon and will bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. This Agreement may not be changed or amended except by a writing signed by all of the parties hereto.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                         PORTLAND PLAZA 205, L.L.C.,
                         A DELAWARE LIMITED LIABILITY COMPANY

                         By:   Northwest Retail Member, L.L.C.,
                               a Delaware limited liability company,
                               its duly authorized Member

                               By: Oaktree Capital Management, LLC,
                                   a California limited liability company,
                                   its Manager

                                   By:
                                        ----------------------------------
                                   Name:
                                        ----------------------------------
                                   Title:
                                        ----------------------------------

                                   By:
                                        ----------------------------------
                                   Name:
                                        ----------------------------------
                                   Title:
                                        ----------------------------------

                         PLAZA PARCEL, L.L.C.,
                         A DELAWARE LIMITED LIABILITY COMPANY

                         By:   Northwest Retail Member, L.L.C.,
                               a Delaware limited liability company,
                               its sole Member

                               By: Oaktree Capital Management, LLC,
                                   a California limited liability company,
                                   its Manager

                                   By:
                                        ----------------------------------
                                   Name:
                                        ----------------------------------
                                   Title:
                                        ----------------------------------


                                   By:
                                        ----------------------------------
                                   Name:
                                        ----------------------------------
                                   Title:
                                        ----------------------------------

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

                         MALL 205, L.L.C.,
                         A DELAWARE LIMITED LIABILITY COMPANY

                         By:   Northwest Retail Member, L.L.C.,
                               a Delaware limited liability company,
                               its duly authorized Member

                               By: Oaktree Capital Management, LLC,
                                   a California limited liability company,
                                   its Manager

                                   By:
                                        ----------------------------------
                                   Name:
                                        ----------------------------------
                                   Title:
                                        ----------------------------------


                                   By:
                                        ----------------------------------
                                   Name:
                                        ----------------------------------
                                   Title:
                                        ----------------------------------


                         S.E. 96TH AVE., L.L.C.,
                         A DELAWARE LIMITED LIABILITY COMPANY

                         By:   Northwest Retail Associates, L.L.C.,
                               a Delaware limited liability company,
                               its sole member

                               By:
                                   ---------------------------------------
                               Name:
                                   ---------------------------------------
                               Title:
                                    --------------------------------------

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

                         S.E. WASHINGTON ST., L.L.C.,
                         A DELAWARE LIMITED LIABILITY COMPANY

                         By:   Northwest Retail Member, L.L.C.,
                               a Delaware limited liability company,
                               its sole member

                               By: Oaktree Capital Management, LLC,
                                   a California limited liability company,
                                   its manager

                                   By:
                                       ---------------------------------------
                                   Name:
                                        --------------------------------------
                                   Title:
                                         -------------------------------------

                                   By:
                                       ---------------------------------------
                                   Name:
                                        --------------------------------------
                                   Title:
                                         -------------------------------------


                         PM 205 PARCEL, L.L.C.,
                         A DELAWARE LIMITED LIABILITY COMPANY

                         By:   Parcel 205 Member, L.L.C.,
                               a Delaware limited liability company,
                               its sole member

                               By: Oaktree Capital Management, LLC,
                                   a California limited liability company,
                                   its manager

                                   By:
                                       -----------------------------------
                                   Name:
                                        ----------------------------------
                                   Title:
                                         ---------------------------------

                                   By:
                                       -----------------------------------
                                   Name:
                                         ---------------------------------
                                   Title:
                                         ---------------------------------

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

                         INLAND REAL ESTATE ACQUISITIONS, INC.,
                         AN ILLINOIS CORPORATION


                         By:
                             ---------------------------------------------
                         Name:
                               -------------------------------------------
                         Title:
                               -------------------------------------------


                         CHICAGO TITLE INSURANCE COMPANY,
                         an Illinois corporation

                         By:
                             ---------------------------------------------
                         Name:
                               -------------------------------------------
                         Title:
                                ------------------------------------------

                                   SCHEDULE 1

                  ASSIGNMENT AND ASSUMPTION OF ESCROW AGREEMENT

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, CHICAGO TITLE INSURANCE COMPANY, an Illinois corporation ("ASSIGNOR"), hereby assigns to CHICAGO TITLE INSURANCE COMPANY OF OREGON, an Oregon corporation ("ASSIGNEE"), all of Assignor's rights, interests and obligations under that certain Escrow Agreement (the "AGREEMENT") dated as of December 3, 2003, by and among Assignor, PORTLAND PLAZA 205, L.L.C., a Delaware limited liability company, PLAZA PARCEL, L.L.C., a Delaware limited liability company, MALL 205, L.L.C., a Delaware limited liability company, S.E. 96th AVE., L.L.C., a Delaware limited liability company, S.E. WASHINGTON ST., L.L.C., a Delaware limited liability company, and PM 205 PARCEL, L.L.C., a Delaware limited liability company, and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation.

Assignee hereby accepts the foregoing assignment and agrees to assume and discharge, in accordance with the terms thereof, all of the burdens and obligations of Assignor under the Agreement.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement as of December _____, 2003.

ASSIGNOR:           CHICAGO TITLE INSURANCE COMPANY,
                    an Illinois corporation


                    By:
                       ---------------------------------------
                    Name:
                         -------------------------------------
                    Title:
                          ------------------------------------


ASSIGNEE:           CHICAGO TITLE INSURANCE COMPANY OF OREGON,
                    an Oregon corporation


                    By:
                       ---------------------------------------
                    Name:
                         -------------------------------------
                    Title:
                          ------------------------------------

                                   EXHIBIT D-1

                            DUE DILIGENCE INFORMATION

1. Information contained in that certain Investment Offering for Mall 205, 9900 S.E. Washington Street, Portland, Oregon, presented by CB Richard Ellis.

2. Information contained in that certain Investment Offering for Plaza 205, 10302-10542 S.E. Washington Street, Portland, Oregon, presented by CB Richard Ellis.

                                   EXHIBIT D-2

                         BUYER'S DUE DILIGENCE CHECKLIST

A.   FINANCIAL INFORMATION

     1.   Copy of leases and any guarantees

     2.   Current Rent Roll

     3.   Standard Lease Form

     4.   Latest leasing status report

     5.   List of specialty license agreements

     6.   Prior two full years operating statements + Year-to-date statement

     7.   Prior year's general ledger statement + Year-to-date statement

     8.   Last three years' bills for:
               a.   Real estate taxes
               b.   Reconciliations for CAM/taxes/insurance
               c. Statement of current monthly amounts paid by tenants for CAM/tax/insurance plus a year-to-date balance of amounts paid by each tenant

     9. Information related to any recent CAM or TAX Audits, including copies of reports (Target REA)

     10.  Receivables status/aging report

     11.  Tenant sales reports for last three years

     12.  Description and breakdown of Promotional Income and Marketing Fund

     13.  Leasing Plan

B.   EXPENSE INFORMATION

     1.   Twelve months of consecutive utility bills
          a.   Water
          b.   Gas
          c.   Electric
          d.   Telephone and dedicated lines

     2. Copies of all service agreements, contracts or any leases that encumber the property (if and to the extent available)

     3.   Capital improvements
          a.   Assignable warranties (if and to the extent available)

C.   ENVIRONMENTAL REPORTS

     1.   Phase I

     2.   Other (if any)

D.   STAFFING

     1.   Itemized by position and salary

E.   SITE INSPECTIONS

     1.   Inspection report

     2.   Photo attached

F.   MISCELLANEOUS

     1.   Code violations
          a.   Current and outstanding
          b.   Last 24 months, with compliance
          c.   Contact municipalities as to other problems

     2.   Warranties

     3.   Current tenant contact list

     4.   Certificates of insurance from tenants

     5.   Marketing/leasing brochures

     6.   Survey

     7.   Site plan

     8.   Building photographs and aerials

     9.   Certificates of Occupancy

                                    EXHIBIT E

                                  FORM OF DEEDS

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:


____________________________

____________________________

____________________________

MAIL TAX STATEMENTS TO:


____________________________

____________________________

____________________________


                              SPECIAL WARRANTY DEED

________________________________________________________________, ("GRANTOR"),
conveys and specially warrants to ________________________________, ("GRANTEE"), the following described real property (the "PROPERTY") in the City of Portland, County of Multnomah, State of Oregon, free of encumbrances created or suffered by the Grantor, except as specifically set forth herein:

SEE EXHIBIT A ATTACHED HERETO AND MADE A PART HEREOF.

The Property is free of all encumbrances created or suffered by the Grantor except:

SEE EXHIBIT B ATTACHED HERETO AND MADE A PART HEREOF.

The true consideration for this conveyance is $______________________________.

          THE PROPERTY DESCRIBED IN THIS INSTRUMENT MAY NOT BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO LAND USE LAWS AND REGULATIONS, WHICH, IN FARM OR FOREST ZONES, MAY NOT AUTHORIZE CONSTRUCTION OR SITING OF A RESIDENCE AND WHICH LIMIT LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930 IN ALL ZONES. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES AND EXISTENCE OF FIRE PROTECTION FOR STRUCTURES.

          Grantor, for itself and for its successors and assigns, does specially warrant the title to the Property and will defend the same against the lawful claims (other than those set forth on Exhibit B) of all persons claiming by, through or under Grantor, but not otherwise.

     Dated as of this _____ day of _____, ____________


                                _____________________________________

                                a ___________________________________


                                  By:
                                     ----------------------------------
                                  Name:
                                       --------------------------------
                                  Title:
                                        -------------------------------

STATE OF            )
                    ) ss
COUNTY OF           )

     On ___________ ____, _______________before me, , a Notary Public in and for said County and State, personally appeared _________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

Signature:
          ----------------------------------

                         SPACE FOR NOTARY SEAL OR STAMP

                                    EXHIBIT A

                                LEGAL DESCRIPTION

                                    EXHIBIT B

                              PERMITTED EXCEPTIONS

                                    EXHIBIT F

            FORM OF BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

                                    MALL 205
                                    PLAZA 205

     FOR VALUABLE CONSIDERATION, receipt and adequacy of which is hereby acknowledged, as of the date hereof (the "EFFECTIVE DATE"), the undersigned, ________________, a Delaware limited liability company ("ASSIGNOR"), hereby sells, transfers, assigns and conveys to __________________________, a ___________________ ("ASSIGNEE"), all right, title and interest of Assignor in and to the "Personal Property", the "Tenant Leases" and the "Intangible Property", as each of the foregoing is defined in that certain agreement ("PURCHASE AGREEMENT") captioned "REAL PROPERTY PURCHASE AGREEMENT", dated as of ______, 2003, by and between Assignor and Assignee, providing for, among other things, the conveyance of the Personal Property, the Tenant Leases, and the Intangible Property. Unless otherwise defined herein, all terms used in a capitalized manner herein will have the meaning set forth in the Purchase Agreement.

     The covenants, agreements, representations, warranties, indemnities and limitations provided in the Purchase Agreement with respect to the property conveyed hereunder (including, without limitation, the limitations of liability provided in Paragraphs 3, 8, 9, 11B and 11M of the Purchase Agreement), are hereby incorporated herein by this reference as if herein set out in full and will inure to the benefit of and will be binding upon Assignee and Assignor and their respective successors and assigns.

     This Bill of Sale, Assignment and Assumption is made subject to the title exceptions approved or deemed approved by Assignee pursuant to Paragraph 4 of the Purchase Agreement.

     This Bill of Sale, Assignment and Assumption may be executed in one or more identical counterparts, each of which such counterpart will be deemed an original for all purposes and all such counterparts collectively consisting of one such Bill of Sale, Assignment and Assumption.

     As of the Effective Date, Assignee hereby accepts the foregoing Bill of Sale, Assignment and Assumption and hereby agrees to assume and discharge, in accordance with the terms thereof, all of the burdens and obligations of Assignor relating to the Tenant Leases and Intangible Property first arising and accruing on and after the Effective Date; subject, however, to any provisions in the Tenant Leases which limit the liability of the lessor thereunder.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Bill of Sale, Assignment and Assumption as of __________, _______.


                                     ASSIGNOR:


                                     _____________________________________

                                     a ___________________________________


                                     By:
                                           -------------------------
                                     Name:
                                           -------------------------
                                     Title:
                                           -------------------------

                                     ASSIGNEE:


                                     _____________________________________

                                     a ___________________________________

                                     By:
                                         ------------------------------
                                     Name:
                                          -----------------------------
                                     Title:
                                           ----------------------------

                                    EXHIBIT G

                    FORM OF CERTIFICATE OF NON-FOREIGN STATUS

                                    MALL 205
                                    PLAZA 205

FEDERAL FIRPTA CERTIFICATE

     Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform __________________________, a ___________________ ("BUYER"),
that withholding of tax is not required upon the disposition of a U.S. real property interest by _____________________________, a Delaware limited liability company ("SELLER"), the undersigned hereby swears, affirms and certifies the following on behalf of Seller:

     1. Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

     2.   Seller's U.S. employer identification number is ____________.

     3.   Seller's office address is:

          ___________________________________

          ___________________________________

          ___________________________________

          Attention:  _______________________

     4. Seller understands that this certification may be disclosed to the Internal Revenue Service by Buyer and that any false statement contained herein could be punished by fine, imprisonment, or both.

     Under penalties of perjury, the undersigned declares that he has examined this certification and to the best of his knowledge and belief it is true, correct and complete, and he/she further declares that he has the authority to sign this document on behalf of Seller.

     Executed as of the _____ day of _________, _________.


                                ___________________________________________

                                a _________________________________________


                                By:
                                      ----------------------------
                                Name:
                                      ----------------------------
                                Title:
                                      ----------------------------

                                    EXHIBIT H

                           FORM OF CLOSING CERTIFICATE

          THIS CERTIFICATE OF SELLER (the "CERTIFICATE") is made this ____ day of ______________, ________ by ______________________, a Delaware limited liability company ("SELLER") in favor of ____________________________, a
___________________ ("BUYER").

                                   WITNESSETH

          WHEREAS, Seller and Buyer entered into that certain Retail Property Purchase Agreement, dated ________ ____, 2003 (the "AGREEMENT"). All capitalized terms used but not defined herein will have the meaning ascribed to such terms in the Agreement; and

          WHEREAS, Paragraph 6A(1) of the Agreement requires Seller to deliver to Buyer this certificate at closing.

          NOW, THEREFORE, as part of the consideration for the purchase of the Property by Buyer, Seller hereby certifies that, except as set forth on EXHIBIT A attached hereto, the representations and warranties of Seller contained in the Agreement are true and correct in all material respects as of the date hereof.

          IN WITNESS WHEREOF, this Certificate has been executed as of the date first set forth above.

                                ___________________________________________

                                a _________________________________________


                                By:
                                      ----------------------------
                                Name:
                                      ----------------------------
                                Title:
                                      ----------------------------

                                    EXHIBIT I

                            FORM OF NOTICE TO TENANTS

                          As of ____________, ________


____________________________

____________________________

____________________________

Attention:  ________________

            Re:  Your lease ("LEASE") in ______ 205 located at
                 9900 S.E. Washington Street, Portland, Oregon (the "PROPERTY")


Dear Tenant:

     We are pleased to announce that, as of the date of this letter, __________________, a Delaware limited liability company ("FORMER OWNER"), has sold its interest in the Property, the landlord's interest in the Lease and the current security deposit balance of $_______ under the Lease to________________, a ___________________ ("NEW OWNER"); and New Owner has assumed and agreed to perform all of the landlord's obligations under the Lease on and after such date. Accordingly, all of your obligations under the Lease on and after such date (including your obligation to pay rent) will be performable to and for the benefit of New Owner, and its successors and assigns; and all of the obligations of the landlord under the Lease on and after such date will be the binding obligations of New Owner, and its successors and assigns.

     Unless and until you are otherwise notified in writing by New Owner, the address of New Owner for all purposes under your Lease (including the giving of any notices provided for in your Lease) is as follows:


                         ______________________________

                         ______________________________

                         ______________________________

                         Attention: _______________

     Until you are notified to the contrary by New Owner, the Property will be managed by _________________________________________, and as in the past, your rental payment is due and payable on the first of each month. Except as otherwise notified by New Owner, rent should be made payable to "_____________________" and sent to the above address.

     Please feel free to call _____________________ (___) ___-____, if you have any questions.

                                     Very truly yours,

                                     FORMER OWNER:


                                     _____________________________________

                                     a ___________________________________


                                     By:
                                           -------------------------
                                     Name:
                                           -------------------------
                                     Title:
                                           -------------------------

                                     NEW OWNER:


                                     _____________________________________

                                     a ___________________________________

                                     By:
                                        -------------------------------
                                     Name:
                                          -----------------------------
                                     Title:
                                           ----------------------------

                                    EXHIBIT J

                                    RENT ROLL

                                    [TO COME]

                                    EXHIBIT K

                        EXCEPTIONS TO SELLER'S WARRANTIES

Forcible entry and detainer matter captioned MALL 205, L.L.C. V. U.S. PACIFIC TRADING COMPANY, DBA SHOES UNLIMITED, Case No. 03F-003211, in the Circuit Court of Multnomah County, Oregon, and complaint of breach of lease and fraud captioned U.S. PACIFIC TRADING COMPANY, DBA SHOES UNLIMITED V. MALL 205, L.L.C., Case No. 0303-02876, in the Circuit Court of Multnomah County, Oregon.

                                    EXHIBIT L

                            LIST OF SERVICE CONTRACTS

MALL 205

     ADT Security Services
     American Heating, Inc.
     Highridge Corp.
     Initial Tropical Plants
     Jani-King
     LaVan
     Muzak
     Pavement Maintenance
     River City Environmental
     Service Pest Control, Inc.
     The Stoner Group
     Trash Masters, L.L.C.
     The Wackenhut Corporation
     Willamette Pressure Washing

PLAZA 205

     ADT Security Services
     American Heating, Inc.
     Highridge Corp.
     LaVan
     Pavement Maintenance
     The Stoner Group
     Trash Masters, L.L.C.
     The Wackenhut Corporation
     Willamette Pressure Washing

                                   EXHIBIT M-1

                          FORM OF ESTOPPEL CERTIFICATE

____________________("Buyer")
____________________
____________________
____________________
Attention:__________


____________________("Seller")
____________________
____________________
____________________
____________________
Attention:__________

        Re:    Lease dated __________ (the "Lease") executed between ___________
               ___________________ ("LANDLORD"),   and _________________________
               ("TENANT"), for those premises located at ___________________, __________________, and consisting of approximately ________ square feet.

Ladies and Gentlemen:

     The undersigned Tenant understands that Buyer or its assigns intend to acquire fee title to that property commonly known as __________________________ __________________ (the "PROPERTY") from Seller. The undersigned Tenant does hereby certify to Buyer and Seller as follows:

     A. Tenant has entered into a certain lease together with all amendments (the "Lease") as described on Schedule 1 attached hereto.

     B. The Lease is in full force and effect and has not been modified, supplemented, or amended except as set forth on Schedule 1 attached hereto.

     C. Tenant has not given Landlord written notice of any dispute between Landlord and Tenant or that Tenant considers Landlord in default under the Lease.

     D. Tenant does not claim any offsets or credits against rents payable under the Lease.

     E. Tenant has not paid a security or other deposit with respect to the Lease, except as follows: A security deposit of ____________ has been paid.

     F. Monthly installments of minimum rental in the amount of $__________ have been fully paid to and including the month of ________, 2003.

     G.   Percentage Rent under the Lease is as follows:
_________________________________________________________. Percentage Rent has
been paid through _______________.

     H.        CAM charges are as follows: __________________________________
____________________________________________________. CAM has been paid through.

     I. Tenant has not paid any rentals in advance except for the current month of ________, 2003.

     J.   The Lease expires on _________________.

     K. Tenant has no options, rights of first offer or rights of first refusal to purchase or profit participation to the Property, except as follows:
None.


DATE:                                TENANT:
     ---------------

                                     -------------------------------

                                     By:
                                        ----------------------------
                                     Name:
                                          --------------------------
                                     Title:
                                           -------------------------

                                   EXHIBIT M-2

                               FORM OF TARGET REA

                           COREA ESTOPPEL CERTIFICATE

__________________, 2003

MALL 205, L.L.C.                         Inland Real Estate Acquisitions, Inc.
S.E. 96th AVE., L.L.C.                   ("BUYER")
S.E. WASHINGTON ST., L.L.C.              2901 Butterfield Road
PM 205 PARCEL, L.L.C.                    Oak Brook, Illinois 60523
(collectively, "DEVELOPER")              Attention: G. Joseph Cosenza, President
c/o Center Oak Properties, L.L.C.
649 NW 12th Street
Gresham, Oregon  97030
Attention:  Mr. Jean Paul Wardy

     RE:  MALL 205, PORTLAND, OREGON

Ladies and Gentlemen:

     The undersigned hereby certifies to Buyer, Developer, Buyer's lenders and each of Buyer's and Developer's respective successors and assigns as follows:

     1. The undersigned is a party under that certain Construction, Operation and Reciprocal Easement Agreement dated June 4, 1969, and duly recorded in the Office of the Recorder of Deeds for Multnomah County on June 18, 1969, in Book 683, at page 487, relating to the real property located in the County of Multnomah, State of Oregon, as more particularly described therein, as amended by Supplemental Agreement, dated June 4, 1969, and recorded in the Office of the Recorder of Deeds for Multnomah County on June 18, 1969, in Book 683, Page 563, and in Book 683, Page 571, by Second Supplemental Agreement dated as of May 26, 1970, and recorded in the Office of the Recorder of Deeds for Multnomah County on September 8, 1970, in Book 749 at Page 1414 as Document No. 32175, by Third Supplemental Agreement dated as of October 21, 1970, and recorded in the Office of the Recorder of Deeds for Multnomah County on January 28. 1971, in Book 770 at Page 689 and in Book 770 at Page 699, by Fourth Supplemental Agreement, dated June 1, 1988, and recorded in the Office of the Recorder of Deeds for Multnomah County on August 2, 1988, in Book 2125 at Pages 228 through 241, by Fifth Supplemental Agreement dated October 17, 2000, and recorded in the Office of the Recorder of Deeds for Multnomah County on April 30, 2001, as Document No. 2001-061230 and by Sixth Supplemental Agreement dated as of September 26, 2001, and recorded in the Office of the Recorder of Deeds for Multnomah County on October 5, 2001, as Document No. 2001-158028 (collectively, the "COREA").

     2. Except as set forth herein, the COREA has not been modified, amended or terminated.

     3. To the best knowledge of the undersigned, neither the undersigned nor Developer is in default under the terms of the COREA beyond any applicable notice and cure period, and the COREA is in full force and effect.

TARGET CORPORATION,
a Minnesota corporation


By:
   ----------------------------
Name:
     --------------------------
Title:
      -------------------------

                                    EXHIBIT N

                    PROJECTED RENTS, LEASING COMMISSIONS AND
                          TENANT IMPROVEMENT COSTS FOR
                    PREMISES NOT PRESENTLY SUBJECT TO LEASES
                       OR OCCUPIED BY RENT-PAYING TENANTS

                                    EXHIBIT-N
                      MALL 205 PLAZA 205 - PORTLAND, OREGON

                                                              MALL 205
                                                                                           LEASE        LEASE
                                                               ANNUAL        RENT      COMMENCEMENT  EXPIRATION
               TENANTS                    SPACE    S.F.      BASE RENT   PER SQ. FOOT      DATE         DATE             T.I.
--------------------------------------------------------------------------------------------------------------------------------
TARGET 177,134 SF SHADOW ANCHOR
Home Depot                                 C-1    134,722  1,479,434.00    $  10.98      April-01     January-22
Bed, Bath & Beyond                (FSG)   E-16     20,388    244,656.00    $  12.00     October-03   September-13
Famous Footwear                            D-6      9,900    173,250.00    $  17.50      August-02     July-07
State of Oregon DOJ               (FSG)    S-1      8,700    158,408.28    $  18.21     February-02   January-12
Dress Barn                                E-21      8,011     96,132.00    $  12.00      October-02   December-07
Olive Garden                      (PAD)    P-1      6,895     90,000.00    $  13.05     FEBRUARY-04   JANUARY-14
Baja Fresh                        (PAD)  P-3-1      3,240     81,000.00    $  25.00    September-02   August-07
B. DALTON BOOKSELLER                      C-20      3,114     40,482.00    $  13.00     NOVEMBER-78   JANUARY-04          31,140
Oregon Air Guard                 (FSG)    E-26      1,350     27,648.00    $  20.48       June-02      June-07
Subway                                    A-20        835     16,866.00    $  20.20     November-03   December-05
EB GAMES (PROPOSED)                       C-39      1,223     36,690.00    $  30.00     FEBRUARY-04   JANUARY-09          24,460
24 Hour Fitness                           E-16     36,445    619,565.00    $  17.00       July-01      July-16
Red Robin                         (PAD)    P-2      6,200    100,000.00    $  16.13    September-01   August-21
Casual Choice                             E-10      4,883     87,894.00    $  18.00      March-03      March-08
Learning Palace                           A-16      4,850     43,613.00    $   8.99     October-95    December-05
Car Stereo City                           A-15      4,297     63,893.00    $  14.87    September-02  September-09
Conoco / Phillips / Tosco / 76 (PAD)       P-4      4,172     94,000.00    $  22.53     October-88    December-09
HALLMARK (PROPOSED)                       E-20      4,106     61,590.00    $  15.00                                       82,120
AVAILABLE                                 C-33      2,329     70,000.00    $  30.06                                       46,580
Club Tan Rio                      (PAD)  P-3-3      2,300     57,500.00    $  25.00     OCTOBER-02   November-07
Panda Express                    (PAD)   P-3-5      1,900     47,500.00    $  25.00    September-02  September-12
Perfect Look                              C-27      1,596     28,875.00    $  18.09       May-90      December-04
Lazerquick                        (PAD)  P-3-2      1,400     35,000.00    $  25.00     October-02   September-07
Pizza Schmiza                              D-1      1,270     30,480.00    $  24.00     December-01   December-06
AVAILABLE                                 C-32      1,657     29,826.00    $  18.00                                       33,140
SPECS IN CITY (PROPOSED)                  C-36      1,311     39,330.00    $  30.00                                       26,220
Great Clips                       (PAD)  P-3-4      1,173     30,498.00    $  26.00     December-02  December-07
AVAILABLE                                  D-5      1,152     27,648.00    $  24.00                                       34,560
GNC                                        E-6      1,100     22,286.00    $  20.26     January-89    January-07
LA SIERRA                                 A-21      1,045     25,080.00    $  24.00     NOVEMBER-03   OCTOBER-08
Harry Ritchie Jewelry                     D-4A      1,001     40,000.00    $  39.96     October-03    January-09
IMAGE STAR SHOTS                           E-9      1,000     32,500.00    $  32.50    SEPTEMBER-01   AUGUST-06
Blue Star Diner                           C-25        930     27,900.00    $  30.00     November-03  December-08
Wok Express                               A-18        877     21,048.00    $  24.00      August-97     June-07
VAN DUYN'S CHOCOLATES (PROPOSED)           D-3        830     24,900.00    $  30.00                                       16,600
Waz Wan                                   A-19        815     19,560.00    $  24.00     November-03   OCTOBER-08
CLAIRE'S BOUTIQUE                         C-28        750     24,750.00    $  33.00     JANUARY-91   DECEMBER-02
PAUL'S                                    C-34        750     15,450.00    $  20.60       MAY-93     FEBRUARY-07
Saigon Cuisine (Ly & Ly Family Ptrshp)    C-21        733     18,325.00    $  25.00     December-01  December-06
Ozzie's Deli & Gyros                      C-22        705      6,731.00    $   9.55       June-96    December-07
BEAUTY NAILS                              C-35        600     18,000.00    $  30.00
Kase's Konfection                         C-26        600     15,600.00    $  26.00     November-03  December-08
Smart Wireless                             D-2        400     18,000.00    $  45.00     December-01  November-06
Smart Wireless                            K-06        150     20,000.00    $ 133.33       July-02      June-07
VENDING MACHINES                          K-28        150      1,500.00    $  10.00     OCTOBER-02   SEPTEMBER-03
BCTI                                      K-01        120     18,000.00    $ 150.00      AUGUST-02     JULY-03
ATM - USA                                 K-17          9      6,000.00    $ 666.67      April-03      March-08
Viacom Directory                          K-26          9          0.00    $   0.00     November-03   October-08
AVAILABLE                               A-20.1      1,454     27,280.00    $  18.76                                       36,350
AVAILABLE                                 C-23        807     19,368.00    $  24.00                                       16,140
AVAILABLE                                 C-24      1,018     25,920.00    $  25.46                                       20,360
AVAILABLE                                 C-29      2,146     38,628.00    $  18.00                                       42,920
AVAILABLE                                 C-30      1,700     30,600.00    $  18.00                                       34,000
AVAILABLE                                 C-31      1,680     30,240.00    $  18.00                                       33,600
AVAILABLE                                 C-38        776     23,280.00    $  30.00                                       15,520
AVAILABLE                                 D-4B      1,506     36,144.00    $  24.00                                       45,180
AVAILABLE                                 E-07      1,100     25,000.00    $  22.73                                       11,000
AVAILABLE                                 E-28      1,200     21,600.00    $  18.00                                       12,000

                                                                       Rent Guarantee
                                                               ---------------------------
               TENANTS                       L.C.     LL WORK      RENT       CAM    TAXES                  NOTES
--------------------------------------------------------------------------------------------------------------------------------
TARGET 177,134 SF SHADOW ANCHOR
Home Depot
Bed, Bath & Beyond                (FSG)                                                     Tenant pays % only first Lease Year
Famous Footwear
State of Oregon DOJ               (FSG)
Dress Barn                                                                                  12 MONTHS RENT GUARANTEE
Olive Garden                      (PAD)                             15,000
Baja Fresh                        (PAD)
B. DALTON BOOKSELLER                          12,456                40,482
Oregon Air Guard                 (FSG)
Subway
EB GAMES (PROPOSED)                            4,892                36,690                  12 MONTHS RENT GUARANTEE
24 Hour Fitness
Red Robin                         (PAD)
Casual Choice
Learning Palace
Car Stereo City
Conoco / Phillips / Tosco / 76 (PAD)
HALLMARK (PROPOSED)                           16,424                61,590                  12 MONTHS RENT GUARANTEE
AVAILABLE                                      9,316                70,000                  12 MONTHS RENT GUARANTEE
Club Tan Rio                      (PAD)
Panda Express                    (PAD)
Perfect Look
Lazerquick                        (PAD)
Pizza Schmiza
AVAILABLE                                      6,628                29,826                  12 MONTHS RENT GUARANTEE
SPECS IN CITY (PROPOSED)                       5,244                39,330                  12 MONTHS RENT GUARANTEE
Great Clips                       (PAD)
AVAILABLE                                      4,608                27,648                  12 MONTHS RENT GUARANTEE
GNC
LA SIERRA
Harry Ritchie Jewelry
IMAGE STAR SHOTS
Blue Star Diner
Wok Express
VAN DUYN'S CHOCOLATES (PROPOSED)               3,320                24,900                  12 MONTHS RENT GUARANTEE
Waz Wan
CLAIRE'S BOUTIQUE
PAUL'S
Saigon Cuisine (Ly & Ly Family Ptrshp)
Ozzie's Deli & Gyros
BEAUTY NAILS
Kase's Konfection
Smart Wireless
Smart Wireless
VENDING MACHINES
BCTI
ATM - USA
Viacom Directory
AVAILABLE                                      5,816                27,280                  12 MONTHS RENT GUARANTEE
AVAILABLE                                      3,228                19,368                  12 MONTHS RENT GUARANTEE
AVAILABLE                                      4,072                25,920                  12 MONTHS RENT GUARANTEE
AVAILABLE                                      8,584                38,628                  12 MONTHS RENT GUARANTEE
AVAILABLE                                      6,800                30,600                  12 MONTHS RENT GUARANTEE
AVAILABLE                                      6,720                30,240                  12 MONTHS RENT GUARANTEE
AVAILABLE                                      3,104                23,280                  12 MONTHS RENT GUARANTEE
AVAILABLE                                      6,024                36,144                  12 MONTHS RENT GUARANTEE
AVAILABLE                                      4,400                25,000                  12 MONTHS RENT GUARANTEE
AVAILABLE                                      4,800                21,600                  12 MONTHS RENT GUARANTEE

                                    EXHIBIT-N
                      MALL 205 PLAZA 205 - PORTLAND, OREGON

                                                              MALL 205
                                                                                           LEASE        LEASE
                                                               ANNUAL        RENT      COMMENCEMENT  EXPIRATION
               TENANTS                    SPACE    S.F.      BASE RENT   PER SQ. FOOT      DATE         DATE           T.I.
--------------------------------------------------------------------------------------------------------------------------------
AVAILABLE                                  K-02       200     18,000.00     $  90.00
AVAILABLE                                  K-03       200     18,000.00     $  90.00
AVAILABLE                                  K-04       200     18,000.00     $  90.00
AVAILABLE                                  K-05       200     18,000.00     $  90.00
AVAILABLE                                  K-12       200     18,000.00     $  90.00
AVAILABLE                                  K-13       200     18,000.00     $  90.00
AVAILABLE                                  K-14       100     18,000.00     $ 180.00
AVAILABLE                                  K-15       200     18,000.00     $  90.00
AVAILABLE                                  K-16       150     18,000.00     $ 120.00
AVAILABLE                                  K-27       200     18,000.00     $  90.00
TOTALS                                            307,230  4,745,468.28                                               561,890.00

                                                                       Rent Guarantee
                                                               ---------------------------
               TENANTS                       L.C.     LL WORK      RENT       CAM    TAXES                  NOTES
--------------------------------------------------------------------------------------------------------------------------------
AVAILABLE                                                           18,000                  12 MONTHS RENT GUARANTEE
AVAILABLE                                                           18,000                  12 MONTHS RENT GUARANTEE
AVAILABLE                                                           18,000                  12 MONTHS RENT GUARANTEE
AVAILABLE                                                           18,000                  12 MONTHS RENT GUARANTEE
AVAILABLE                                                           18,000                  12 MONTHS RENT GUARANTEE
AVAILABLE                                                           18,000                  12 MONTHS RENT GUARANTEE
AVAILABLE                                                           18,000                  12 MONTHS RENT GUARANTEE
AVAILABLE                                                           18,000                  12 MONTHS RENT GUARANTEE
AVAILABLE                                                           18,000                  12 MONTHS RENT GUARANTEE
AVAILABLE                                                           18,000                  12 MONTHS RENT GUARANTEE
TOTALS                                    116,436.00    0.00    803,526.00   0.00   0.00

                                    EXHIBIT-N
                      MALL 205 PLAZA 205 - PORTLAND, OREGON

                                                                                           LEASE        LEASE
                                                               ANNUAL        RENT      COMMENCEMENT  EXPIRATION
               TENANTS                    SPACE    S.F.      BASE RENT   PER SQ. FOOT      DATE         DATE           T.I.
--------------------------------------------------------------------------------------------------------------------------------
                                                             PLAZA 205
Office Max (Waremart)                     A-105    36,560    109,570.00     $   3.00    DECEMBER-79   DECEMBER-04
Bally                                     B-101    30,620    398,060.00     $  13.00      JULY-92      AUGUST-13       1,000,000
US Postal Service      (No CAM)           A-108    21,152     77,830.00     $   3.68     JANUARY-96   JANUARY-11
Jo-Ann Fabrics                            A-106    17,807     78,350.00     $   4.40       July-88    December-07
Dollar Tree                               A-102    15,060    135,540.00     $   9.00     October-02  September-07
Oregon State Police  (Elec & Tax only)    A-103    13,000    185,523.00     $  14.27    NOVEMBER-02   OCTOBER-17
Providence Health                         A-109    10,190    163,040.00     $  16.00                   10 YEARS
Old Country / Home Town Buffet            A-104    10,000    125,000.00     $  12.50    JANUARY-92    December-07
Old Chicago                               C-101     6,516    151,497.00     $  23.25     April-03      April-13
Car Stereo City                           C-103     4,718    103,796.00     $  22.00      MAY-03        MAY-10
Bon Teriyaki                              C-102     1,647     42,822.00     $  26.00    OCTOBER-03    OCTOBER-08
College Parking                                                  900.00                 February-74   Perpetual
VACANT                                    A-107     3,760     22,560.00     $   6.00
USA BEAUTY SALON                          A-101     2,500     50,000.00     $  20.00    OCTOBER-03    JANUARY-11
TOTALS                                            173,530  1,644,488.00                                             1,000,000.00
                                                 ----------------------                                             ------------
GRAND TOTAL                                       480,760     6,389,956                                                1,561,890
                                                 ======================                                             ============

                                                                       Rent Guarantee
                                                               ----------------------------
               TENANTS                       L.C.     LL WORK      RENT       CAM    TAXES                  NOTES
--------------------------------------------------------------------------------------------------------------------------------
Office Max (Waremart)
Bally                                        122,480                72,423                  3 MONTHS RENT GUARANTEE
US Postal Service      (No CAM)
Jo-Ann Fabrics
Dollar Tree
Oregon State Police  (Elec & Tax only)
Providence Health                                                   40,760                  3 MONTHS RENT GUARANTEE
Old Country / Home Town Buffet
Old Chicago
Car Stereo City
Bon Teriyaki
College Parking
VACANT
USA BEAUTY SALON
TOTALS                                    122,480.00    0.00    113,182.67   0.00   0.00
                                         -------------------------------------------------
GRAND TOTAL                                  238,916     0         916,709    0      0
                                         =================================================

Lots 1, 2, 3 and 4, MALL 205 CENTER, in the City of Portland, County of Multnomah and State of Oregon.

EXCEPTING THEREFROM that portion of Lot 3 conveyed to the City of Portland for street Right of Way purposes in Deed recorded April 12, 2002 as Recorder's Fee No. 2002-066946, Multnomah County Deed Records.

FURTHER EXCEPTING THEREFROM that portion of Lot 1 conveyed to the City of Portland for street Right of Way purposes in Deed Recorded October 31, 2003 as Recorder's Fee No. 2003-260840.

PARCEL I: (PLAZA 205)

A tract of land situated in the Northwest one-quarter of Section 3, Township 1 South, Range 2 East of the Willamette Meridian, in the City of Portland, County of Multnomah and State of Oregon, being more particularly described as follows:

Beginning at the intersection of the South right-of-way line of SE Washington Street (Road No. 4022 - 62 feet wide) with the East right-of-way line of SE 103rd Drive (Road No. 4020 - 60 feet wide); thence South 2 DEG. 03'28" West, along said East right-of-way line, a distance of 234.07 feet to an iron rod with yellow plastic cap stamped "Marx Assoc"; thence South 87 DEG. 53'32" East, parallel with the South right-of-way line of said SE Washington Street, a distance of 6.10 feet; thence North 64 DEG. 19'08" East, 63.36 feet; thence South 87 DEG. 53'32" East, parallel with said South right-of-way line, a distance of 55.17 feet; thence North 2 DEG. 03'28" East parallel with said East right-of-way line, a distance of 204.53 feet to an iron rod with yellow plastic cap stamped "Marx Assoc" in the South right-of-way line of said SE Washington Street; thence North 87 DEG. 53'32" West, along said South right-of-way line, a distance of 117.35 feet to the Point of Beginning.

PARCEL I-A (PLAZA 205):

A tract of land situated in the Northwest one-quarter of Section 3, Township 1 South, Range 2 East of the Willamette Meridian, in the City of Portland, County of Multnomah and State of Oregon, being more particularly described as follows:

Beginning at the Southwest corner of that certain tract of land conveyed to Gordon Nagel by Deed recorded September 19, 1939 in Book 514, Page 316, Deed Records, said County, said point being in the East line of that certain tract of land conveyed to Pay Less Drug Stores by Deed Recorded November 16, 1968 in Book 650, Page 1286, Deed Records, said County; thence South 2 DEG. 04'00" West along said East line, a distance of 419.46 feet to the Southeast corner of that certain tract of land conveyed to First Union Real Estate Equity and Mortgage Investment by Deed Recorded August 4, 1980 in Book 1459, Page 1389, Deed Records, said County; thence South 57 DEG. 57'15" West, along the Southeasterly line thereof, a distance of 318.36 feet to the most Southerly corner of said First Union tract and a point in the Northeasterly right-of-way line of SE Cherry Blossom Drive (Road No. 3143 - 80 feet wide); thence North 57 DEG. 43'32" West, along said right-of-way line, a distance of 140.99 feet to a point of tangent curvature; thence Northwesterly, continuing along said right-of-way line on the arc of a 686.20 foot radius curve to the right, through a central angle of 59 DEG. 47'00", an arc distance of 715.99 feet (the chord of which bears North 27 DEG. 50'02" West, 683.95 feet), to a point of tangency in the East right-of-way line of SE 103rd Drive (Road No. 4020 - 60 feet wide); thence North 2 DEG. 03'28" East, along said right-of-way line, a distance of 10.98 feet to an iron rod with yellow plastic cap stamped "Marx Assoc"; thence South 87 DEG. 53'32" East, parallel with the South right-of-way line of SE Washington Street (Road No. 4022 - 62 feet wide), a distance of 6.10 feet; thence North 64 DEG. 19'08" East, 63.36 feet; thence South 87 DEG. 53'32" East, parallel with said South right-of-way line, a distance of 55.17 feet; thence North 2 DEG. 03'28" East, parallel with the East right-of-way line of SE 103rd Drive, a distance of
204.53 feet to an iron rod with yellow plastic cap stamped "Marx Assoc" in the South right-of-way line of said SE Washington Street; thence North 87 DEG. 53'32" East along said right-of-way line, a distance of 390.11 feet to the most Northerly Northeast corner of said First Union Tract; thence South 2 DEG. 06'28" West, along the East line thereof, a distance of 310.28 feet to an angle point therein; thence South 87 DEG. 53'32" East, a distance of 219.16 feet to the point of Beginning.